SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

Jazz Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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PRELIMINARY COPY – SUBJECT TO COMPLETION

JAZZ PHARMACEUTICALS, INC.

3180 Porter Drive

Palo Alto, California 94304

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on December 15, 2009

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Jazz Pharmaceuticals, Inc., a Delaware corporation (the “Company”). The meeting will be held on Tuesday, December 15, 2009, at 10:00 a.m. local time at the Company’s offices located at 3180 Porter Drive, Palo Alto, California 94304 for the following purposes:

1.	To elect the three nominees for director named in the accompanying Proxy Statement to hold office until the 2012 Annual Meeting of Stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

3.	To approve the amended and restated form of indemnification agreement for the Company’s directors and officers and to ratify the indemnification agreements previously entered into by the Company with its directors and officers in accordance with such form.

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this notice.

The record date for the Annual Meeting is October 20, 2009. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on December 15, 2009 at 10:00 a.m. local time at the Company’s offices located at 3180 Porter Drive, Palo Alto, California 94304.

The proxy statement and annual report to stockholders are available at www.                                .

By Order of the Board of Directors

Carol A. Gamble

Secretary

Palo Alto, California

October     , 2009

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote as soon as possible. You may vote your shares over the telephone or the internet. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

PRELIMINARY COPY – SUBJECT TO COMPLETION

JAZZ PHARMACEUTICALS, INC.

3180 Porter Drive

Palo Alto, California 94304

PROXY STATEMENT

FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, DECEMBER 15, 2009 AT 10:00 A.M.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

The Board of Directors of Jazz Pharmaceuticals, Inc. is soliciting your proxy to vote at the Jazz Pharmaceuticals’ 2009 Annual Meeting of Stockholders, or the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. This proxy statement contains important information regarding the Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.

Why did I receive a Notice in the mail regarding the internet availability of proxy materials this year instead of a full set of proxy materials?

Jazz Pharmaceuticals is pleased to take advantage of the U.S. Securities and Exchange Commission, or SEC, rules that allows companies to furnish their proxy materials over the internet. Accordingly, Jazz Pharmaceuticals is sending a Notice of Internet Availability of Proxy Materials, or Notice, to certain of its registered holders who are holding shares in “street name” for beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice, and if they receive a Notice, to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed set of the proxy materials may be found in the Notice. Jazz Pharmaceuticals intends to mail the Notice on or about October 26, 2009 to all stockholders of record entitled to vote at the Annual Meeting who are not receiving a full set of proxy materials. If you have a received a Notice, Jazz Pharmaceuticals may send you a proxy card, along with a second Notice, on or after November 5, 2009.

Why did I receive a full set of proxy materials in the mail instead of a Notice regarding the internet availability of proxy materials?

Jazz Pharmaceuticals is providing stockholders of record who are holding shares in their own name and stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of a Notice. Jazz Pharmaceuticals intends to mail the full sets of proxy materials to the stockholders described in the previous sentence on or about October 26, 2009.

How do I attend the Annual Meeting?

You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. The Annual Meeting will be held on Tuesday, December 15, 2009 at 10:00 a.m. local time at Jazz Pharmaceuticals’ offices located at 3180 Porter Drive, Palo Alto, California, 94304. Directions to the Annual Meeting may be found at www.                    .com. Information on how to vote in person at the Annual Meeting is discussed below. However, you do not need to attend the Annual Meeting to vote your shares.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on October 20, 2009 will be entitled to vote at the Annual Meeting. On this record date, there were                  shares of common stock outstanding and entitled to vote.

Stockholders of Record: Shares Registered in Your Name

If on October 20, 2009 your shares were registered directly in your name with Jazz Pharmaceuticals’ transfer agent, Computershare Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone or on the internet as instructed below, or fill out and return a proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on October 20, 2009 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and a Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of the three nominees named herein for director to hold office until the 2012 Annual Meeting of Stockholders;

•

Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as Jazz Pharmaceuticals’ independent registered public accounting firm for the fiscal year ending December 31, 2009; and

•

Approval of the amended and restated form of indemnification agreement for Jazz Pharmaceuticals’ directors and officers and the ratification of the indemnification agreements previously entered into by Jazz Pharmaceuticals with its directors and officers in accordance with such form.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for all or any of the nominees. For the ratification of the Audit Committee’s selection of Ernst & Young LLP as Jazz Pharmaceuticals’ independent registered public accounting firm for the fiscal year ending December 31, 2009, you may vote “For” or “Against” or abstain from voting. For the approval of the amended and restated form of indemnification agreement for Jazz Pharmaceuticals’ directors and officers and ratification of the indemnification agreements previously entered into by Jazz Pharmaceuticals with its directors and officers in accordance with such form, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, you may vote by proxy using the enclosed proxy card, or you may vote by proxy over the telephone or on the internet as instructed below. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote using a proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) within the U.S., U.S. territories and Canada using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 1:00 a.m., Central Time, on December 15, 2009 to be counted.

•

To vote through the internet, go to www.investorvote.com/JAZZ to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 1:00 a.m., Central Time, on December 15, 2009 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Jazz Pharmaceuticals. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the voting instructions from your broker or bank included with the Notice, or contact your broker or bank to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of October 20, 2009.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three nominees for director, “For” the ratification of the Audit Committee’s selection of Ernst & Young LLP as Jazz Pharmaceuticals’ independent registered public accounting firm for the fiscal year ending December 31, 2009, and “For” the approval of the amended and restated form of indemnification agreement for Jazz Pharmaceuticals’ directors and officers and the ratification of the indemnification agreements previously entered into by Jazz Pharmaceuticals with its directors and officers in accordance with such form. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials or more than one Notice, or combination thereof?

If you receive more than one set of proxy materials or more than one Notice or a combination thereof, your shares may be registered in more than one name or are registered in different accounts. Please follow the voting instructions on each set of proxy materials or Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to Jazz Pharmaceuticals’ Secretary at 3180 Porter Drive, Palo Alto, California 94304.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

Stockholders of Jazz Pharmaceuticals may submit proposals on matters appropriate for stockholder action at meetings of its stockholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or Exchange Act. For such proposals to be included in Jazz Pharmaceuticals’ proxy materials relating to its 2010 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and, pursuant to Rule 14a-8, such proposals must be received by Jazz Pharmaceuticals no later than June 28, 2010, which deadline assumes that the 2010 Annual Meeting of Stockholders will be held within 30 days of the anniversary date of this year’s Annual Meeting. However, Jazz Pharmaceuticals currently expects that its 2010 Annual Meeting of Stockholders will be held in the first half of 2010 and if so, the deadline will not be June 28, 2010 and will instead be a reasonable time prior to the time Jazz Pharmaceuticals begins to print and mail its proxy materials. Such proposals should be delivered to Jazz Pharmaceuticals, Inc., Attn: Secretary, 3180 Porter Drive, Palo Alto, California 94304.

Pursuant to Jazz Pharmaceuticals’ bylaws, if you wish to bring a proposal before the stockholders or nominate a director at the 2010 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify Jazz Pharmaceuticals’ Secretary, in writing, not earlier than the close of business on the 120th day prior to the 2010 Annual Meeting of Stockholders and not later than the close of business on the later of the ninetieth 90th day prior to the 2010 Annual Meeting of Stockholders or the tenth day following the day on which public announcement of the date of the 2010 Annual Meeting of Stockholders is first made. However, in the unlikely event that the 2010 Annual Meeting of Stockholders is held within 30 days of the anniversary date of this year’s Annual Meeting, Jazz Pharmaceuticals’ bylaws provide that in order to be timely, notice by the stockholder must be so received not later than the close of business on September 16, 2010 nor earlier than the close of business on August 17, 2010. Jazz Pharmaceuticals also advises you to review its bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Among other things, a stockholder’s notice to Jazz Pharmaceuticals’ Secretary must set forth the information required by Jazz Pharmaceuticals’ bylaws with respect to each matter the stockholder proposes to bring before the 2010 Annual Meeting of Stockholders. The chairman of the 2010 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board of Directors for the 2010 Annual Meeting of Stockholders will confer discretionary voting authority with respect to (i) any proposal presented by a stockholder at that meeting for which Jazz Pharmaceuticals has not been provided with timely notice and (ii) any proposal made in accordance with the Jazz Pharmaceuticals’ bylaws, if the 2010 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” and “Withhold” votes, and, with respect to proposals other than the election of the nominees named herein for director, “Against,” “Abstain” and broker non-votes. A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted towards the tabulation of shares present in person or represented by proxy and will have the same effect as an “Against” vote on Proposals 2 and 3. Broker non-votes are not counted as votes “For” or “Against” Proposals 2 and 3.

How many votes are needed to approve each proposal?

•	For the election of directors, the three nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected.

•

To be approved, Proposal 2, the ratification of the Audit Committee’s selection of Ernst & Young LLP as Jazz Pharmaceuticals’ independent registered public accounting firm for the fiscal year ending December 31, 2009, must receive a “For” vote from at least a majority of the shares represented and voting either in person or by proxy at the Annual Meeting on Proposal 2.

•

To be approved, Proposal 3, the approval of the amended and restated form of indemnification agreement for Jazz Pharmaceuticals’ directors and officers and the ratification of the indemnification agreements previously entered into by Jazz Pharmaceuticals with its directors and officers in accordance with such form, must receive a “For” vote from at least a majority of the shares represented and voting either in person or by proxy at the Annual Meeting on Proposal 3.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were                  shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum. If there is no quorum, the chairman of the meeting or a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our annual report on Form 10-K for the year ending December 31, 2009.

What proxy materials are available on the internet?

The letter to stockholders, proxy statement, and annual report to stockholders are available at www.                    .

PROPOSAL 1

ELECTION OF DIRECTORS

Jazz Pharmaceuticals’ Board of Directors is divided into three classes and each class has a three-year term. Vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors, even if the remaining directors constitute less than a quorum of the Board of Directors. A director elected by the Board to fill a vacancy in a class, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified. This applies to vacancies created by an increase in the authorized number of directors.

Jazz Pharmaceuticals’ Board of Directors presently has 11 members and there are no vacancies. There are three directors in Class II, the class whose term of office expires at the Annual Meeting. Each of the nominees listed below, except for Robert M. Myers, was elected to the Board prior to Jazz Pharmaceuticals’ initial public offering in June 2007. Mr. Myers was elected, effective in April 2009, to the Board of Directors and was recommended for election to the Board of Directors by a non-management director. Each of the nominees listed below was recommended for reelection to the Board at the Annual Meeting by the Nominating and Corporate Governance Committee of the Board of Directors. If elected at the Annual Meeting, each of these nominees would serve until the 2012 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until the director’s death, resignation or removal. It is Jazz Pharmaceuticals’ policy to invite directors and nominees for director to attend annual meetings of stockholders. None of our non-employee directors attended the 2008 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the Nominating and Corporate Governance Committee of the Board. Each person nominated for election has agreed to serve if elected. Jazz Pharmaceuticals’ management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term of office will continue after the Annual Meeting, and their respective ages as of October 23, 2009.

Class II Director Nominees for Election for a Three-Year Term Expiring at the 2012 Annual Meeting

Samuel D. Colella, age 69, has served as a member of our Board of Directors since 2004. Since 1999, he has served as Managing Member of Versant Ventures, a venture capital firm, which he co-founded. He serves on the boards of Genomic Health Inc., a molecular diagnostics company, Alexza Pharmaceuticals, a drug delivery company, and several privately-held companies. He received a B.S. from the University of Pittsburgh and an M.B.A. from the Stanford Graduate School of Business.

James C. Momtazee, age 36, has served as a member of our Board of Directors since 2004. Since 1996, he has been employed by Kohlberg Kravis Roberts & Co. L.P., where he is a Member. He serves on the boards of HCA Inc., a healthcare services company, and Accellent Inc., a manufacturing and engineering services company. He received an A.B. from Stanford University and an M.B.A. from the Stanford Graduate School of Business.

Robert M. Myers, age 45, is a co-founder and was appointed as our President in March 2007 and has served as a member of our Board of Directors since April 2009. From 2003 until 2007, he served as our Executive Vice President and Chief Business Officer. From 2002 until 2003, he served as Executive Vice President, Pharmaceuticals at Exelixis, a biotechnology company. He previously held various positions with ALZA

Corporation from 1992 to 2001, most recently as its Senior Vice President, Commercial Development. In this role, he was responsible for ALZA Corporation’s corporate development, mergers and acquisitions, new product planning and corporate planning. He received B.S. and M.S. degrees from Stanford University and an M.B.A. from the Stanford Graduate School of Business.

The Board of Directors recommends

a vote “For” each named nominee.

Class III Directors Continuing in Office Until the 2010 Annual Meeting

Bruce C. Cozadd, age 46 is a co-founder and has served as our Chairman and Chief Executive Officer since April 2009. From 2003 until 2009, he served as our Executive Chairman. From 1991 until 2001, he held various positions with ALZA Corporation, a pharmaceutical company now owned by Johnson & Johnson, most recently as its Executive Vice President and Chief Operating Officer, with responsibility for research and development, manufacturing and sales and marketing. Previously at ALZA Corporation he held the roles of Chief Financial Officer and Vice President, Corporate Planning and Analysis. He serves on the boards of Cerus Corporation, a biopharmaceutical company, Threshold Pharmaceuticals, a biotechnology company, and The Nueva School and Stanford Hospital and Clinics, both non-profit organizations. He received a B.S. from Yale University and an M.B.A. from the Stanford Graduate School of Business.

Michael W. Michelson, age 57, has served as a member of our Board of Directors since 2004. Since 1981, he has been employed by Kohlberg Kravis Roberts & Co. L.P., where he is a Member and also serves on KKR’s Investment and Other Business committees. He serves on the boards of HCA Inc., a healthcare services company and Biomet, Inc., a healthcare manufacturing company. He received an A.B. from Harvard College and a J.D. from Harvard Law School.

Kenneth W. O’Keefe, age 42, has served as a member of our Board of Directors since 2004. Since 1997, he has been Managing Director of Beecken Petty O’Keefe & Company, a private equity firm, which he co-founded. He serves on the boards of several privately-held healthcare companies. He received a B.A. from Northwestern University and an M.B.A. from the University of Chicago.

Alan M. Sebulsky, age 49, has served as a member of our Board of Directors since 2004. Since 2003, he has served as a Managing Partner of Apothecary Capital LLC, an investment advisory firm. From 2002 to 2003, he was an independent investor. From 1994 to 2002, he held various positions, most recently as a Managing Director, at Lincoln Capital Management, a private investment management firm, where he was responsible for investments in the health care industry. He received a B.B.A. and an M.S. from the University of Wisconsin, Madison.

Class I Directors Continuing in Office Until the 2011 Annual Meeting

Bryan C. Cressey, age 59, has served as a member of our Board of Directors since 2006. Since 2007 he has been a Partner of Cressey and Company, LLC, and since 1998, he has been a Partner of Thoma Cressey Bravo, Inc., both private equity firms of which he is a founder. He serves on the boards of Belden, Inc., a networking cable technology company, Select Medical Corporation, a healthcare services company, and several privately-held healthcare services companies. He received a B.A. from the University of Washington, a J.D. from Harvard Law School and an M.B.A. from Harvard Business School.

Patrick G. Enright, age 47, has served as a member of our Board of Directors since July 2009. Since 2006, he has served as a Managing Member of Longitude Capital, a venture capital firm, of which he is a founder. From 2002 through 2006, Mr. Enright was a Managing Director of Pequot Ventures where he co-led the life sciences investment practice. Mr. Enright also has significant life sciences operations experience, beginning his career more than 25 years ago at Sandoz (now Novartis). He currently serves on the boards of Corcept Therapeutics Incorporated, a pharmaceutical company, and several privately-held companies. Mr. Enright received a B.S. from Stanford University and an M.B.A. from the Wharton School at the University of Pennsylvania.

James B. Tananbaum, M.D., age 45, has served as a member of our Board of Directors since 2003. Since 2000, Dr. Tananbaum has been a Managing Member of Prospect Venture Partners, a venture capital firm he co-founded. He serves on the boards of Critical Therapeutics, Inc., Infinity Pharmaceuticals, Inc., Novavax, Inc., and several privately-held companies. Dr. Tananbaum was also the founder of GelTex, Inc. and Theravance, Inc. He received a B.S.E.E. from Yale University, and an M.D. and an M.B.A. from Harvard University.

Nathaniel M. Zilkha, age 34, has served as a member of our Board of Directors since October 2007. Since August 2007, he has been employed at Kohlberg Kravis Roberts & Co., L.P., where he is a Director. From July 1999 to May 2007, Mr. Zilkha was a vice president at Goldman Sachs, where he led the healthcare investing efforts for the Goldman Sachs Capital Partners funds. He currently serves on the board of Oriental Brewery Co. Ltd. Mr. Zilkha graduated cum laude from Princeton University in 1999.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Jazz Pharmaceuticals’ Board of Directors

As required under the NASDAQ Stock Market LLC, or NASDAQ, listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board of Directors consults with internal counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Jazz Pharmaceuticals, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that all of our directors are independent directors within the meaning of the applicable NASDAQ listing standards, except that Mr. Cozadd, our Chief Executive Officer and Chairman, and Mr. Myers, our President, are not independent directors by virtue of their employment with Jazz Pharmaceuticals. The Board also determined that Dr. Saks, our former Chief Executive Officer, was not an independent director by virtue of his former employment with Jazz Pharmaceuticals. In addition, the Board determined that each member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee during 2008 was an independent director within the meaning of the applicable NASDAQ listing standards and SEC rules, except that, as noted below under “—Audit Committee,” although our Board of Directors has determined that Mr. Momtazee meets the independence requirements of the NASDAQ listing standards with respect to members of boards of directors, our Board determined that Mr. Momtazee did not meet the heightened independence requirements of Rule 10A-3 of the Exchange Act and NASDAQ listing standards with respect to audit committee members, due to his affiliation with Kohlberg Kravis Roberts & Co. L.P., our largest stockholder.

Meetings of the Board of Directors

The Board of Directors met 11 times during the fiscal 2008. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members, respectively.

As required under applicable NASDAQ listing standards, in fiscal 2008, Jazz Pharmaceuticals’ independent directors met five times during 2008, at each regularly scheduled Board meeting, in regularly scheduled executive sessions at which only independent directors were present.

Committees of the Board

Our Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2008 for each of the standing Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance(1)
Samuel D. Colella			X		X
Bryan C. Cressey	X	(2)
Michael W. Michelson			X	*
James C. Momtazee	X	(3)			X	*
Kenneth W. O’Keefe	X	*
Alan M. Sebulsky	X
James B. Tananbaum, M.D.			X
Total meetings in fiscal 2008	9		8		1

(1)	Mr. Colella was chair of the Nominating and Corporate Governance Committee until June 1, 2008, whereupon Mr. Momtazee became chair.
(2)	Joined the Audit Committee on April 1, 2008.
(3)	Resigned from the Audit Committee on May 31, 2008.
*	Committee Chairperson

Below is a description of each standing committee of our Board of Directors. Except as noted below, our Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to Jazz Pharmaceuticals.

Audit Committee

The Audit Committee of the Board of Directors oversees Jazz Pharmaceuticals’ corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. In particular, the Audit Committee:

•	evaluates the performance of and assesses the qualifications of the independent auditors;

•	determines and approves the engagement of the independent auditors;

•	determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;

•	determines and approves the engagement of the independent auditors to perform any proposed permissible non-audit services;

•	monitors the rotation of partners of the independent auditors on Jazz Pharmaceuticals’ audit engagement team as required by applicable laws and rules;

•	reviews and approves or rejects transactions between Jazz Pharmaceuticals and any related persons;

•	confers with management and the independent auditors regarding the effectiveness of our internal control over financial reporting;

•

establishes procedures, as required under applicable laws and rules, for the receipt, retention and treatment of complaints received by Jazz Pharmaceuticals regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•

meets to review our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing Jazz Pharmaceuticals’ disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our annual and quarterly reports filed with the SEC.

We have a standing Audit Committee that is currently composed of four directors (Messrs. Cressey, Enright, O’Keefe and Sebulsky). During a portion of 2008, Mr. Momtazee was also a member of the Audit Committee. Although our Board of Directors has determined that Mr. Momtazee meets the independence requirements of the NASDAQ listing standards with respect to members of boards of directors, our Board has determined that Mr. Momtazee does not meet the heightened independence requirements of Rule 10A-3 of the Exchange Act and NASDAQ listing standards with respect to audit committee members due to his affiliation with Kohlberg Kravis Roberts & Co. L.P., our largest stockholder. As a result, Mr. Momtazee resigned from the Audit Committee on May 31, 2008. Mr. Cressey joined the Audit Committee in April 2008. Mr. Enright was appointed to the Audit Committee on September 30, 2009. Our Board of Directors has determined that Messrs. Cressey, Enright, O’Keefe and Sebulsky meet the independence requirements of Rule 10A-3 of the Exchange Act and NASDAQ listing standards with respect to audit committee members. Our Board has determined that Mr. O’Keefe qualifies as an “audit committee financial expert” within the meaning of SEC regulations. In making this determination, our Board of Directors considered the overall knowledge, experience and familiarity of Mr. O’Keefe with accounting matters and in analyzing and evaluating financial statements, including his experience managing private equity investments. Mr. O’Keefe serves as chairperson of the Audit Committee.

The Audit Committee met nine times during 2008. The Audit Committee is governed by a written charter that is available on Jazz Pharmaceuticals’ website at www.jazzpharmaceuticals.com under the section entitled “Company” at “Board Committees.”

Report of the Audit Committee of the Board of Directors(1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2008 with management of Jazz Pharmaceuticals. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board, or the PCAOB, in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Jazz Pharmaceuticals’ Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Respectfully submitted,

The Audit Committee of the Board of Directors

Mr. Kenneth W. O’Keefe (Chairperson)

Mr. Bryan C. Cressey

Mr. Alan M. Sebulsky

(1)	The material in this report is not “soliciting material”, is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of Jazz Pharmaceuticals under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is composed of three directors: Messrs. Colella and Michelson and Dr. Tananbaum. Mr. Michelson serves as the chairperson of the Compensation Committee. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Compensation Committee held seven regular meetings and acted by unanimous written consent two times during the fiscal year. The Compensation Committee also had a number of informal discussions and consultations with one another and with Mr. Cozadd, our Chairman and Chief Executive Officer. The Compensation Committee is governed by a written charter that is available on Jazz Pharmaceuticals’ website at www.jazzpharmaceuticals.com under the section entitled “Company” at “Board Committees.”

The Compensation Committee reviews and oversees our compensation policies, plans and programs, and reviews and determines the compensation to be paid to our executive officers and other senior management. Specific responsibilities of our Compensation Committee include:

•	recommending to our Board of Directors for approval the compensation and other terms of employment of our Chairman and Chief Executive Officer;

•	determining the compensation and other terms of employment of our other executive officers and senior management;

•	reviewing and approving the compensation of our executive officers and other senior management against objectives and goals approved by the Board of Directors;

•

evaluating and recommending to our Board of Directors for approval the compensation plans and programs advisable for us, and evaluating and recommending the modification or termination of existing plans and programs; and

•

reviewing and approving the terms of any employment agreements, severance arrangements, change of control protections and any other compensatory arrangements for our executive officers and other senior management.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets four to six times per year, generally on the same day as regularly scheduled Board meetings and with greater frequency if necessary. The agenda for each meeting is usually developed by our General Counsel, in consultation with our Human Resources department and Mr. Cozadd, our Chairman and Chief Executive Officer. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. Mr. Cozadd may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of Jazz Pharmaceuticals, as well as authority to obtain, at the expense of Jazz Pharmaceuticals, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive compensation (or we may do so on behalf of the Compensation Committee at its request), including the authority to approve the consultant’s reasonable fees and other retention terms.

Under its charter, the Compensation Committee may form and delegate authority to subcommittees as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board, to grant stock awards under our equity compensation plans. In 2008, the Compensation Committee delegated authority to Mr. Cozadd and Dr. Saks, our former Chief Executive Officer, and in September 2009, to Mr. Myers, our President, (while still also retaining authority for itself and for the Board), to approve discretionary options grants under our 2007 Equity Incentive Plan, or the 2007 Plan, to newly hired employees who are below the Vice President level, to employees newly promoted to below the Vice President level, and to our specialty sales consultants as part of a sales incentive plan. The purpose of this authority is to enhance the flexibility of option administration within Jazz Pharmaceuticals and to facilitate the timely grant of options to new non-officer employees of Jazz Pharmaceuticals within the specified guidelines approved by the Compensation Committee. The total number of shares subject to options that Mr. Cozadd and Mr. Myers may grant during the term of the 2007 Plan may not exceed an aggregate of 2,350,000 shares. No employee may be granted a stock option by Mr. Cozadd or Mr. Myers for more than the number of shares of our common stock that is determined pursuant to the guidelines and policies established by the Compensation Committee from time to time. During 2008, Mr. Cozadd and Dr. Saks exercised their authority to grant options to purchase an aggregate of 384,592 shares to non-officer employees. As part of its oversight function, the Compensation Committee reviews, at each regularly-scheduled meeting of the Compensation Committee, the list of grants made by Mr. Cozadd and Mr. Myers since the last regularly scheduled meeting.

As described under “Executive Compensation—Compensation Discussion and Analysis,” in 2007 Compensia, Inc., a compensation consulting firm, provided a competitive compensation assessment with respect to our executive officers, which consisted of providing the Compensation Committee with certain benchmarking material to assist the Compensation Committee in determining executive compensation levels, and in 2008, Compensia provided the Compensation Committee with an update of certain of the benchmarking material provided in 2007. As part of its engagement, Compensia was requested by the Compensation Committee to perform analyses of competitive compensation levels for a group of comparative companies chosen by the Compensation Committee, as well as to provide the Compensation Committee with additional survey data collected from the Radford Biotech Executive Survey.

Historically, the Compensation Committee has made most significant adjustments to annual compensation, determined bonus and equity awards at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to our progress in achieving our corporate objectives under our annual Bonus Plan for the year, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. For executives other than Mr. Cozadd and Dr. Saks, prior to his leaving the company, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by Mr. Cozadd and Dr. Saks, prior to his leaving the company. While Mr. Cozadd and Dr. Saks, prior to his leaving the company, discuss their recommendations with the Compensation Committee, they do not participate in determining their own compensation. In making their recommendations, Mr. Cozadd and Dr., Saks, prior to leaving the company, receive input from our Human Resources department and have access to various third party compensation surveys and compensation data. Our General Counsel also participates in Compensation Committee meetings, but does not participate in any discussions of executive officer compensation. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, our progress against our corporate performance objectives, operational data, tax and accounting information, executive and stock ownership information, company stock performance data, analyses of historical executive compensation levels and current corporate compensation levels, and recommendations of any compensation consultants engaged by the Compensation Committee (or by us on behalf of the Compensation Committee), including analyses of executive compensation paid at other companies identified by any such consultants. The specific determinations of the Compensation Committee with respect to executive compensation for fiscal 2008 and fiscal 2009 are described in greater detail under “Executive Compensation—Compensation Discussion and Analysis.”

With respect to director compensation matters, our Board of Directors determines and sets non-employee director compensation, including based upon any recommendations provided to our Board by the Nominating and Corporate Governance Committee. Our compensation arrangements for our non-employee directors for 2008 are described under “Director Compensation.”

Compensation Committee Interlocks and Insider Participation

In 2008, our Compensation Committee was composed of three directors: Messrs. Colella and Michelson and Dr. Tananbaum. None of the members of our Compensation Committee has at any time been an officer or employee of Jazz Pharmaceuticals. None of our executive officers serves, or in the past fiscal year has served, as a member of the board of directors or the compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee. Please see the disclosure below under “—Certain Transactions With or Involving Related Persons—Sales of Securities—Registered Direct Offering” regarding our registered direct offering to select investors and the participation therein of the entities with which Messrs. Colella and Michelson and Dr. Tananbaum are affiliated.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of our Board of Directors is responsible for, among other things:

•	overseeing all aspects of our corporate governance functions on behalf of the Board;

•	making recommendations to the Board regarding corporate governance issues;

•	identifying, reviewing, evaluating and recommending for selection candidates for membership to our Board of Directors;

•

reviewing, evaluating and considering the recommendation for nomination of incumbent members of our Board of Directors for reelection to our Board of Directors and monitoring the size of our Board of Directors;

•	evaluating nominations by stockholders of candidates for election to our Board of Directors;

•	reviewing, discussing and reporting to our Board of Directors an assessment of our Board’s performance;

•	recommending compensation paid to non-employee directors; and

•	determining adherence to our Code of Conduct of our policy statements.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Jazz Pharmaceuticals, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of Jazz Pharmaceuticals’ stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of Jazz Pharmaceuticals and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and Jazz Pharmaceuticals, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to Jazz Pharmaceuticals during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee may use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board.

The Nominating and Corporate Governance Committee, to date, has not adopted a formal policy with regard to the consideration of director candidates recommended by stockholders and will consider director candidates recommended by stockholders on a case-by-case basis, as appropriate. Stockholders wishing to recommend individuals for consideration by the Nominating and Corporate Governance Committee may do so by delivering a written recommendation to Jazz Pharmaceuticals’ Secretary at 3180 Porter Drive, Palo Alto, California 94304 and providing the candidate’s name, biographical data and qualifications and a document indicating the candidate’s willingness to serve if elected. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a stockholder or not. To date, the Nominating and Corporate Governance Committee has not received any such nominations nor has it rejected a director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

The Nominating and Corporate Governance Committee is composed of two directors: Messrs. Colella and Momtazee. Until June 1, 2008, Mr. Colella was Chairman of the Nominating and Corporate Governance Committee. On June 1, 2008, Mr. Momtazee became Chairman of the Nominating and Corporate Governance Committee. Both members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating and Corporate Governance Committee met one time during 2007. The Nominating and Corporate Governance Committee is governed by a written charter that is available on Jazz Pharmaceuticals’ website at www.jazzpharmaceuticals.com under the section entitled “Company” at “Board Committees.”

Stockholder Communications with the Board of Directors

To date, we have not adopted a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that our responsiveness to stockholder communications to the Board has been excellent. As a result, the Board believes that there has not been a need to adopt a formal process for stockholder communications with the Board. During the upcoming year, we expect that the Nominating and Corporate Governance Committee will give consideration to the adoption of a formal process for stockholder communications with the Board and, if adopted, publish it promptly and post it to Jazz Pharmaceuticals’ website.

Code of Conduct

The Jazz Pharmaceuticals Code of Conduct applies to all officers, directors and employees, including our principal executive officer, acting principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct is available on our website at www.jazzpharmaceuticals.com under the section entitled “Company” at “Corporate Responsibility”. Stockholders may request a free copy of the Code of Conduct by submitting a written request to Jazz Pharmaceuticals, Inc., Attention: Investor Relations, 3180 Porter Drive, Palo Alto, California 94304. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

EXECUTIVE OFFICERS OF JAZZ PHARMACEUTICALS

The following table sets forth certain information concerning our executive officers as of October 15, 2009:

Name	Age	Position
Bruce C. Cozadd	46	Chairman, Chief Executive Officer and Director
Robert M. Myers	45	President and Director
Carol A. Gamble	57	Senior Vice President, General Counsel and Corporate Secretary
Janne L.T. Wissel	53	Senior Vice President, Chief Regulatory and Compliance Officer
Joan E. Colligan	58	Controller and Acting Principal Financial Officer

Bruce C. Cozadd is a co-founder and has served as our Chairman and Chief Executive Officer since April 2009. From 2003 until 2009, he served as our Executive Chairman. From 1991 until 2001, he held various positions with ALZA Corporation, a pharmaceutical company now owned by Johnson & Johnson, most recently as its Executive Vice President and Chief Operating Officer, with responsibility for research and development, manufacturing and sales and marketing. Previously at ALZA Corporation he held the roles of Chief Financial Officer and Vice President, Corporate Planning and Analysis. He serves on the boards of Cerus Corporation, a biopharmaceutical company, Threshold Pharmaceuticals, a biotechnology company, and The Nueva School and Stanford Hospital and Clinics, both non-profit organizations. He received a B.S. from Yale University and an M.B.A. from the Stanford Graduate School of Business.

Robert M. Myers is a co-founder and was appointed as our President in March 2007 and has served as a member of our Board of Directors since April 2009. From 2003 until 2007, he served as our Executive Vice President and Chief Business Officer. From 2002 until 2003, he served as Executive Vice President, Pharmaceuticals at Exelixis, a biotechnology company. He previously held various positions with ALZA Corporation from 1992 to 2001, most recently as its Senior Vice President, Commercial Development. In this role, he was responsible for ALZA Corporation’s corporate development, mergers and acquisitions, new product planning and corporate planning. He received B.S. and M.S. degrees from Stanford University and an M.B.A. from the Stanford Graduate School of Business.

Carol A. Gamble was appointed as Senior Vice President in 2004 and has served as our General Counsel and Corporate Secretary since 2003. From 2002 to 2003, she served as a consultant to various companies in the pharmaceutical industry. From 2000 to 2002, she served as General Counsel and Corporate Secretary of Aerogen, a biopharmaceutical company later acquired by Nektar Therapeutics. From 1988 to 2000, she held various positions with ALZA Corporation, most recently as its Senior Vice President and Chief Corporate Counsel. She received a B.S. from Syracuse University and a J.D. from the University of California, Berkeley, Boalt Hall.

Janne L. T. Wissel has served as Senior Vice President and Chief Regulatory Officer since October 2007. Prior to that she served as our Senior Vice President of Development from 2004 to 2007, and previously she served as our Vice President of Development. From 1981 to 2003, she held various positions at ALZA Corporation, most recently as its Senior Vice President, Operations, with responsibility for ALZA Corporation’s global regulatory, quality, general operations and manufacturing activities. She has led the development, registration and launch of more than 20 pharmaceutical products in the neurology, pediatric psychiatry, endocrinology, urology and oncology areas. She received a B.S. from the University of California, Davis and an M.B.A. from the University of Phoenix.

Joan E. Colligan has served as our Controller since July 2004, and in March 2009 she was designated by our Board as our principal accounting officer and acting principal financial officer. From 2000 to 2004, she served as Controller for research and development at ALZA Corporation. She received a B.S.C. and an M.B.A. from Santa Clara University.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as Jazz Pharmaceuticals’ independent registered public accounting firm for the fiscal year ending December 31, 2009 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited Jazz Pharmaceuticals’ financial statements since its inception in 2003. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither Jazz Pharmaceuticals’ bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as Jazz Pharmaceuticals’ independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firm at any time if they determine that such a change would be in the best interests of Jazz Pharmaceuticals and its stockholders.

On behalf of the Audit Committee, the Board of Directors

recommends a vote “For” Proposal 2.

Independent Registered Public Accounting Firm Fees and Services

In connection with the audit of our 2008 financial statements, we entered into an engagement agreement with Ernst & Young LLP which sets forth the terms by which Ernst & Young LLP will perform audit and interim services for Jazz Pharmaceuticals. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages. We have entered into a similar agreement with Ernst & Young LLP in relation to our 2009 financial statements.

The following table represents aggregate fees billed to Jazz Pharmaceuticals for the fiscal years ended December 31, 2008 and 2007 by Ernst & Young LLP, Jazz Pharmaceuticals’ independent registered public accounting firm:

	Fiscal Year Ended
	2008	2007
Audit Fees	$970,948	$1,544,589
Audit-Related Fees	$70,000	$45,076
Tax Fees	$174,626	$110,424
All Other Fees	$1,500	$1,495

Total Fees	$1,217,074	$1,701,584

Audit Fees: Consists of fees for professional services rendered for the audit of our financial statements, review of interim financial statements, assistance with registration statements filed with the Securities and Exchange Commission and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Related to fiscal year ended December 31, 2008, fees of $134,000 were billed in connection with Registration Statements on Form S-3 and S-8 filings. Related to fiscal year ended December 31, 2007, fees of $957,925 were billed in connection with our Registration Statements on Form S-1 and Form S-8 filings in connection with our initial public offering.

Audit –Related Fees: Consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” During the fiscal years ended December 31, 2008 and 2007, fees of $70,000 and $45,076, respectively, were billed in connection with accounting consultation services.

Tax Fees: Consists of fees for professional services for tax compliance, tax advice and tax planning. During the fiscal year ended December 31, 2008, fees of $78,750 were billed in connection with tax compliance services and fees of $95,876 were billed in connection with tax advice and planning services. During the fiscal year ended December 31, 2007, fees of $64,364 were billed in connection with tax compliance services and fees of $46,060 were billed in connection with tax advice and planning services.

All Other Fees: Consists of fees for products and services other than the services described above. Related to the fiscal years ended December 31, 2008 and 2007, fees of $1,500 and $1,495, respectively, were billed in connection with access to Ernst & Young’s online accounting and tax research tool.

All fees described above were approved by the Audit Committee.

Pre-Approval Policies and Procedures

In February 2007, the Audit Committee adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP, and has pre-approved all new services since that time. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

PROPOSAL 3

APPROVAL OF AMENDED AND RESTATED FORM OF INDEMNIFICATION AGREEMENT FOR JAZZ PHARMACEUTICAL’S DIRECTORS AND OFFICERS AND RATIFICATION OF THE INDEMNIFICATION AGREEMENTS PREVIOUSLY ENTERED INTO BY JAZZ PHARMACEUTICAL WITH ITS DIRECTORS AND OFFICERS IN ACCORDANCE WITH SUCH FORM

Because of recent developments in the interpretation of companies’ indemnification obligations, our Board of Directors determined that we needed to amend the form indemnification agreement that we have used to enter into indemnification agreements with all of our directors and executive officers. The form of amended and restated agreement was filed as Exhibit 10.89 to Jazz Pharmaceuticals’ current report on Form 8-K, filed with the SEC on July 7, 2009, and the following summary is qualified in its entirety by reference to the complete text of the amended and restated agreement. The only material change to our prior form indemnification agreement was to make clear that, for our directors serving on our Board of Directors at the direction of a an investment fund, as between Jazz Pharmaceuticals and such investment fund, Jazz Pharmaceuticals’ indemnification obligations take precedence to such investment fund’s obligations to such director. We have entered into this amended and restated form of indemnification agreement with all of the current members of our Board of Directors and our executive officers. Our Board of Directors believes that all of our future Board members and executive officers should also enter into indemnification agreements because of the prevalence of litigation against directors and officers, the difficulty of obtaining broad directors’ and officers’ liability insurance and significant limitations in amounts and breadth of coverage, the cost of premiums for that coverage, the potential inability to continue to attract and retain qualified directors and executive officers in light of these circumstances, and the desirability of having our directors and officers resist and defend against what they may consider to be unjustified proceedings.

Neither Jazz Pharmaceuticals’ bylaws nor other governing documents or law require stockholder approval of our amended and restated form of indemnification agreement nor ratification of the indemnification agreements previously entered into by Jazz Pharmaceuticals with our Directors and executive officers. However, our Board of Directors believes it is appropriate to submit the form of indemnification agreement to our stockholders for approval and the new indemnification agreements for ratification because the members of the Board are parties to, and the beneficiaries of, the rights contained in the indemnification agreements, and therefore, the Board of Directors is submitting the amendment of the form of indemnification agreement and ratification of the indemnification agreements previously entered into by Jazz Pharmaceuticals with our Directors and executive officers to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to approve the amendment and ratify the agreements, the Board of Directors will reconsider whether or not to retain the amended form of indemnification agreement and whether or not to seek modification or termination of the new indemnification agreements. Even if the amended and restated form is approved and the new indemnification agreements are ratified, the Board of Directors in its discretion may amend the form of indemnification agreement at any time during the year if they determine that such a change would be in the best interests of Jazz Pharmaceuticals and its stockholders.

The Board believes the indemnification agreements serve the best interests of Jazz Pharmaceuticals and our stockholders by strengthening our ability to attract and retain the services of knowledgeable and experienced persons as directors and officers who, through their efforts and expertise, can make a significant contribution to our success. The indemnification agreements are intended to complement the indemnity protection available under applicable law, our bylaws and any policies of insurance we may maintain.

Indemnification under Delaware Law

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any director or officer, or former director or officer (as well as other specified persons), who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person acted in any of the capacities set forth above, or was performing services for another entity at the corporation’s request. Indemnification can be provided against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that the director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to any criminal action or proceeding, the director or officer must also have had no reasonable cause to believe his conduct was unlawful.

Under Section 145, a corporation may indemnify any director or officer, or former director or officer (as well as other specified persons), who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, or was performing services for another entity at the corporation’s request. Indemnification can be provided against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, as long as the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. However, indemnification is not permitted with respect to any claim, issue or matter as to which the director or officer shall have been adjudged to be liable to the corporation unless the Court of Chancery (or other court in which the action was brought) determines that the director or officer is fairly and reasonably entitled to it.

Section 145 also provides that:

•

a corporation must indemnify a director or officer against expenses actually and reasonably incurred to the extent that the director or officer has been successful in the defense of any action, suit or proceeding (or claim, issue or matter in an action, suit or proceeding) referred to in the preceding two paragraphs;

•

a corporation may advance expenses to a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding, as long as an undertaking is given to repay the advances if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation;

•	indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and

•

a corporation may purchase and maintain insurance on behalf of a director or officer against any liability asserted against him or her or incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

Indemnification under Our Bylaws

Under Article XI of our bylaws, we are required to indemnify, to the fullest extent permitted by law, any director or officer who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person acted in any of the capacities set forth above, or was performing services for another entity at our request. Indemnification is against all liability and loss suffered and expenses reasonably incurred by the director or officer. However, where the proceeding is commenced by the director or officer (except as described in the next sentence), indemnification is required only if commencement of the proceeding was authorized by the Board. If an indemnification claim is not paid in full within 90 days of request therefore, the director or officer may file suit to recover the unpaid amount, and will be entitled to payment of his or her expenses for prosecuting the claim.

Article XI also obligates us to advance expenses for defending any such proceeding, subject to obtaining an undertaking to repay amounts to the extent required by law. Our indemnification obligations under Article XI are not exclusive of any other indemnification rights a director or officer may have.

Summary of Form of Indemnification Agreement

Under the indemnification agreement, we agree to indemnify the director or officer entering into the agreement to the fullest extent permitted by our certificate of incorporation, bylaws and applicable law against indemnifiable expenses in connection with certain types of proceedings:

•	to which the director or officer is or was party or is threatened to be made a party by reason of any action or inaction in his or her capacity as a director, officer, employee or agent of ours, or

•

with respect to which the director or officer is otherwise involved by reason of the fact that he or she is or was serving as a director, officer, employee or agent of ours, or serving at our request as a director, officer, employee or agent of another entity.

The proceedings include any present or future threatened, pending, contemplated or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative in nature. Indemnifiable expenses include all expenses, liabilities, losses, damages, penalties, costs, attorneys’ fees and disbursements, judgments, fines and amounts paid in settlement approved in advance by us incurred or suffered by the director or officer in connection with the proceeding.

Under the indemnification agreement, we agree to pay indemnifiable expenses in advance of the final disposition of the proceeding, as long as we receive an undertaking from the director or officer to repay expenses that were not reasonable or to which he or she is not otherwise entitled.

The indemnification agreement further provides that, with respect to indemnitees that are serving on the Board at the direction of a venture or other investment fund or entity, a Fund, with respect to an indemnitee’s service as a director, officer, employee, agent and/or fiduciary of Jazz Pharmaceuticals, our obligations under the indemnification agreement are the primary source of indemnification and advancement, we are required to make all expense advances, and we are liable for all of indemnitee’s expenses, to the extent required by the indemnification agreement, our certificate of incorporation and bylaws, without regard to any rights the indemnitee may have against the Fund, and we irrevocably waive, relinquish and release any and all claims against the Fund for contribution, subrogation or any other recovery of any kind in connection with our obligations under the indemnification agreement.

To obtain indemnification, the director or officer must notify us of his or her claim in writing. We must indemnify the director or officer for indemnifiable expenses within 30 days after receipt of the notice. Indemnifiable expenses, other than those for judgments and verdicts actually rendered, may not be incurred without our prior consent, which cannot be unreasonably withheld. We are not liable for expenses in connection with any claim:

•	to the extent the expenses paid under a valid, enforceable and collectible insurance policy;

•	to the extent the director or officer is indemnified by or paid from another source;

•

initiated by indemnitee against Jazz Pharmaceuticals or any director or officer of Jazz Pharmaceuticals unless we have joined in or consented to the initiation of such claim or such claim relates to indemnification for additional expenses;

•

made on account of indemnitee’s conduct which is determined by final judgment or other final adjudication to have constituted a breach of indemnitee’s duty of loyalty to Jazz Pharmaceuticals or its stockholders or an act or omission not in good faith or which involved intentional misconduct or a knowing violation of the law;

•

if such indemnification or advancement of expenses would cause Jazz Pharmaceuticals to act in violation of applicable law or any undertaking appearing in and required by the rules and regulations promulgated under the Securities Act or any registration statement filed with the Securities and Exchange Commission under the Securities Act;

•

for which final judgment or adjudication is rendered against indemnitee for an accounting, disgorgement or repayment of profits made from the purchase or sale by indemnitee of securities of Jazz Pharmaceuticals against indemnitee, or in connection with a settlement by or on behalf of indemnitee to the extent it is acknowledged by indemnitee and Jazz Pharmaceuticals that such amount paid in settlement resulted from indemnitee’s conduct from which indemnitee received monetary personal profit, pursuant to the provisions of Section 16(b) of the Exchange Act; or

•	where we are prohibited by law from indemnifying.

If we do not pay a claim within the required 30-day period, the director or officer can bring an action against us to recover the unpaid amount and, if successful in whole or in part, also recover the expenses of bringing the action.

We may defend against any such action by showing that the director or officer has not met the lowest standard of conduct which makes it legally permissible for us to indemnify for the amount claimed. We will have the burden of proof, and the director or officer will be entitled to receive interim indemnifiable expense payments until the defense is finally adjudicated by court order or judgment from which no further right of appeal exists.

We must give prompt notice of any indemnification claim to our D&O insurance carrier and must thereafter take all necessary or desirable action to cause the insurer to pay, on behalf of the director or officer, all amounts payable as a result of the proceeding in accordance with the terms of the policy.

The indemnification agreement is governed by Delaware law.

Indemnification for Liabilities under the Securities Act of 1933

The SEC has expressed its opinion that indemnification of directors, officers and controlling persons of Jazz Pharmaceuticals against liabilities arising under the Securities Act of 1993 is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director or officer of ours in the successful defense of the action, suit or proceeding) is asserted by the director or officer in connection with securities which may have been registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court or appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

The Board of Directors recommends a vote “For” Proposal 3.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Jazz Pharmaceuticals’ common stock as of October 1, 2009, (except as noted) by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table (referred to in this proxy statement as our “named executive officers”); (iii) all executive officers and directors of Jazz Pharmaceuticals as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

Name and Address of Beneficial Owner(1)	Beneficial Ownership(2)
	Number of Shares	Percent of Total
5% Stockholders:
Entities affiliated with Kohlberg Kravis Roberts & Co. L.P. 9 West 57th Street, Suite 4200 New York, NY 10019
KKR JP LLC(3)	10,504,338	33.26%
KKR JP III LLC(3)	36,445	*
KKR Financial Holdings III, LLC(4)	70,156	*

Entities affiliated with Longitude Capital Management Co., LLC(5) 800 El Camino Real, Suite 220 Menlo Park, CA 94025	2,993,601	9.37%

Bridger Management, LLC(6) 90 Park Avenue, 40th Floor New York, NY 10016	2,667,050	8.61%

Entities affiliated with Thoma Cressey Bravo, Inc.(7) Sears Tower, 92nd Floor 22 South Wacker Drive Chicago, IL 60606	2,432,487	7.81%

Entities affiliated with Versant Ventures(8) 3000 Sand Hill Road, #4-210 Menlo Park, CA 94025	1,663,392	5.34%

Entities affiliated with Beecken Petty O’Keefe & Company(9) 131 Dearborn Street, Suite 2800 Chicago, Il 60603	1,621,659	5.22%

Named Executive Officers and Directors:
Bruce C. Cozadd(10)	534,026	1.69%
Samuel R. Saks, M.D.(11)	263,226	*
Robert M. Myers(12)	427,225	1.36%
Matthew K. Fust(13)	39,069	*
Carol A. Gamble(14)	135,016	*
Samuel D. Colella(15)	1,690,631	5.43%
Bryan C. Cressey(16)	2,454,987	7.88%
Patrick G. Enright(17)	3,001,359	9.40%
Michael W. Michelson(18)	15,211	*
James C. Momtazee(19)	12,836	*
Kenneth W. O’Keefe(20)	1,661,271	5.34%
Alan M. Sebulsky(21)	57,527	*
James B. Tananbaum, M.D.(22)	1,532,645	4.93%
Nathaniel M. Zilkha(23)	10,730	*
All directors and executive officers as a group (17 persons)(24)	12,088,102	36.22%

*	Represents beneficial ownership of less than 1%.

(1)

Unless otherwise provided in the table above or in the notes below, the address for each of the beneficial owners listed is c/o Jazz Pharmaceuticals, Inc., 3180 Porter Drive, Palo Alto, California 94304.

(2)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the Securities and Exchange Commission, or the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 30,988,262 shares outstanding on October 1, 2009, adjusted as required by rules promulgated by the SEC. The number of shares beneficially owned includes shares of common stock issuable pursuant to the exercise of stock options that are exercisable within 60 days of October 1, 2009, as well as shares credited to individual non-employee director phantom stock accounts under our Directors Deferred Compensation Plan as of October 1, 2009. Amounts credited to individual non-employee director phantom stock accounts under our Directors Deferred Compensation Plan are payable solely in shares of our common stock, but such shares do not have current voting or investment power. Shares issuable pursuant to our Directors Deferred Compensation Plan and shares issuable pursuant to the exercise of stock options that are exercisable within 60 days of October 1, 2009 are deemed to be outstanding and beneficially owned by the person to whom such shares are issuable for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)

Consists of 9,906,501 shares and warrants to purchase 597,837 shares held by KKR JP LLC, and 36,445 shares held by KKR JP III LLC. All of the outstanding equity interests of KKR JP LLC are owned directly by KKR Millennium Fund L.P. KKR Associates Millennium L.P. is the general partner of KKR Millennium Fund L.P. KKR Millennium GP LLC is the general partner of KKR Associates Millennium L.P. All of the outstanding equity interests of KKR JP III LLC are owned directly by KKR Partners III, L.P. KKR III GP LLC is the general partner of KKR Partners III, L.P. The entities named in this Note (3) are sometimes referred to as the KKR Entities. As the designated members of KKR Management LLC and the managing members of KKR III GP LLC, Messrs. Henry R. Kravis and George R. Roberts may be deemed to be the beneficial owner of the securities held by KKR JP LLC and KKR JP III LLC. Each of Messrs. Kravis and Roberts disclaims beneficial ownership of such securities. Michael W. Michelson is an executive of Kohlberg Kravis Roberts & Co. L.P. and disclaims beneficial ownership of any shares beneficially owned by the KKR Entities. The address of the KKR Entities and Mr. Kravis is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, New York, NY 10019. The address of Messrs. Roberts, Michelson, Momtazee and Zilkha is 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(4)

Consists of 70,156 shares that KKR Financial Holdings III, LLC has the right to acquire through the exercise of a warrant. All of the outstanding equity interests of KKR Financial Holdings III, LLC are owned by KKR Financial Holdings LLC. KKR Financial Advisors LLC is the manager of KKR Financial Holdings LLC. Kohlberg Kravis Roberts & Co. (Fixed Income) LLC is the sole member of KKR Financial Advisors LLC. Kohlberg Kravis Roberts & Co. L.P. holds a majority of the outstanding equity interests in Kohlberg Kravis Roberts & Co. (Fixed Income) LLC. As the designated members of KKR Management LLC, Messrs. Henry R. Kravis and George R. Roberts may be deemed to be the beneficial owner of the securities held by KKR Financial Holdings III, LLC. Each of Messrs. Kravis and Roberts disclaims beneficial ownership of such securities. Michael W. Michelson, James C. Momtazee and Nathaniel M. Zilkha are members of our Board of Directors and are executives of Kohlberg Kravis Roberts & Co. L.P. Each of Messrs. Michelson, Momtazee and Zilkha disclaims beneficial ownership of any shares beneficially owned by the KKR Entities. The address of KKR Financial Holdings III, LLC, KKR Financial Holidngs LLC, KKR Financial Advisors LLC and KKR Financial LLC is 555 California Street, 50th Floor, San Francisco CA 94104.

(5)

Consists of 2,005,539 shares and warrants to acquire 929,243 shares held by Longitude Venture Partners, L.P. and 40,195 shares and warrants to acquire 18,624 shares held by Longitude Capital Associates, L.P. Mr. Enright is a managing member of Longitude Capital Partners, LLC, the sole general partner of each of Longitude Venture Partners, L.P. and Longitude Capital Associates, L.P., or the Longitude Funds, and is

deemed to have shared voting and investment power over the shares held by Longitude Capital and its affiliated entities. Mr. Enright disclaims beneficial ownership of the shares held by the Longitude Funds, except to the extent of his pecuniary interest therein.

(6)

Based upon a Schedule 13G filed with the SEC on February 13, 2009 by Bridger Management, LLC on behalf of itself, Swiftcurrent Offshore, Ltd. and Roberto Mignone, reporting beneficial ownership as of February 13, 2009. According to the Schedule 13G filed by Bridger Management, LLC, 2,667,050 of the shares are beneficially owned by Roberto Mignone in his capacity as managing member of Bridger Management, LLC as a result of the purchase of such shares by certain accounts managed by Bridger Management, LLC. Swiftcurrent Offshore, Ltd., an account managed by Bridger Management, LLC, beneficially owns 1,560,250 of the shares. The Schedule 13G filed by Bridger Management, LLC provides information only as of February 13, 2009 and, consequently, the beneficial ownership of above-mentioned reporting persons may have changed between February 13, 2009 and October 1, 2009.

(7)

Consists of 2,259,250 shares and a warrant to acquire 135,841 shares held by Thoma Cressey Fund VII, LP and 35,275 shares and a warrant to acquire 2,121 shares held by Thoma Cressey Friends Fund VII, LP. Mr. Cressey is a partner of Thoma Cressey Equity Partners, the sponsor of these entities, the Thoma Cressey Funds, and is deemed to have shared voting and investment power over the shares held by Thoma Cressey Equity Partners and its affiliated entities. Mr. Cressey disclaims beneficial ownership of the shares held by the Thoma Cressey Funds, except to the extent of each of their pecuniary interest therein.

(8)

Consists of 1,488,676 shares and a warrant to acquire 129,613 shares held by Versant Venture Capital II, L.P., 28,260 shares and a warrant to acquire 2,464 shares held by Versant Affiliates Fund II-A, L.P. and 13,247 shares and a warrant to acquire 1,132 shares held by Versant Side Fund II, L.P. Mr. Colella is a managing member of Versant Ventures II, LLC, which is the general partner of each of Versant Venture Capital II, L.P., Versant Affiliates Fund II-A, L.P. and Versant Side Fund II, L.P., or the Versant Funds, and is deemed to have shared voting and investment power over the shares held by the Versant Funds. Mr. Colella disclaims beneficial ownership of the shares held by the Versant Funds, except to the extent of his pecuniary interest therein.

(9)

Consists of 1,529,684 shares and a warrant to acquire 91,975 shares held by Jazz Investors LLC. Beecken Petty O’Keefe & Company, LLC is the sole manager of Jazz Investors, LLC. Mr. O’Keefe is one of the member managers of Beecken Petty O’Keefe & Company, LLC and disclaims beneficial ownership of such shares. Mr. O’Keefe is a member of our Board of Directors. The address of Jazz Investors, LLC, Beecken Petty O’Keefe & Company, LLC and Mr. O’Keefe is 131 South Dearborn Street, Suite 2800, Chicago, IL 60603.

(10)	Includes 273,534 shares Mr. Cozadd has the right to acquire pursuant to options exercisable within 60 days of October 1, 2009.

(11)	Dr. Saks resigned as our Chief Executive Officer and as a director effective April 3, 2009. Dr. Saks’ rights to acquire shares pursuant to any of his outstanding options expired on July 2, 2009.

(12)	Includes 273,534 shares Mr. Myers has the right to acquire pursuant to options exercisable within 60 days of October 1, 2009.

(13)	Mr. Fust resigned as our Chief Financial Officer effective December 31, 2008. Mr. Fust’s rights to acquire shares pursuant to any of his outstanding options expired on March 31, 2009.

(14)	Includes 104,420 shares Ms. Gamble has the right to acquire pursuant to options exercisable within 60 days of October 1, 2009.

(15)

Includes 22,500 shares Mr. Colella has the right to acquire pursuant to options exercisable within 60 days of October 1, 2009 and the shares described in Note (8) above. Mr. Colella disclaims beneficial ownership of the shares described in Note (8) above, except to the extent of his pecuniary interest therein.

(16)

Includes 22,500 shares Mr. Cressey has the right to acquire pursuant to options exercisable within 60 days of October 1, 2009 and the shares described in Note (7) above. Mr. Cressey disclaims beneficial ownership of the shares described in Note (7) above, except to the extent of his pecuniary interest therein.

(17)

Includes 2,500 shares Mr. Enright has the right to acquire pursuant to options exercisable within 60 days of October 1, 2009, 5,258 shares issuable to Mr. Enright pursuant to our Directors Deferred Compensation

Plan and the shares described in Note (5). Mr. Enright disclaims beneficial ownership of the shares described in Note (5) above.

(18)

Consists solely of shares issuable to Mr. Michelson pursuant to our Directors Deferred Compensation Plan. Mr. Michelson disclaims beneficial ownership of the shares described in Notes (3) and (4) above.

(19)	Consists solely of shares issuable to Mr. Momtazee pursuant to our Directors Deferred Compensation Plan. Mr. Momtazee disclaims beneficial ownership of the shares described in Notes (3) and (4) above.

(20)

Includes 22,500 shares Mr. O’Keefe has the right to acquire pursuant to options exercisable within 60 days of October 1, 2009, 17,112 shares issuable to Mr. O’Keefe pursuant to our Directors Deferred Compensation Plan, and the shares described in Note (9) above. Mr. O’Keefe disclaims beneficial ownership of the shares described in Note (9) above, except to the extent of his pecuniary interest therein.

(21)

Includes 46,119 shares Mr. Sebulsky has the right to acquire pursuant to options exercisable within 60 days of October 1, 2009 and 6,669 shares issuable to Mr. Sebulsky pursuant to our Directors Deferred Compensation Plan.

(22)

Includes 22,500 shares Dr. Tananbaum has the right to acquire pursuant to options exercisable within 60 days of October 1, 2009 and 1,403,129 shares and a warrant to acquire 84,365 shares held by Prospect Venture Partners II, L.P., and 21,366 shares and a warrant to acquire 1,285 shares held by Prospect Associates II, L.P. Dr. Tananbaum is a managing member of Prospect Management Co. II, L.L.C., which serves as the sole general partner of each of Prospect Venture Partners II, L.P. and Prospect Associates II, L.P., or the Prospect Funds. The managing members of Prospect Management Co. II, L.L.C. are deemed to have shared voting and investment power over the shares held by the Prospect Funds. Dr. Tananbaum disclaims beneficial ownership of the shares held by the Prospect Funds, except to the extent of his pecuniary interest therein.

(23)	Consists solely of shares issuable to Mr. Zilkha pursuant to our Directors Deferred Compensation Plan. Mr. Zilkha disclaims beneficial ownership of the shares described in Notes (3) and (4) above.

(24)

Includes 19,732,644 shares and warrants to purchase 2,064,656 shares held by entities affiliated with certain of our directors, 911,051 shares that certain of our executive officers and directors have the right to acquire within 60 days of October 1, 2009 through the exercise of options, and 81,120 shares issuable to our directors under our Directors Deferred Compensation Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the ExchangeAct requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Jazz Pharmaceuticals. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Our executive compensation program is designed to help us attract, as needed, talented individuals to manage and operate all aspects of our business, to reward those individuals fairly over time, and to retain those individuals who continue to meet our high expectations. The goals of our executive compensation program are to align our executive officers’ compensation with our business objectives and the interests of our stockholders, to incentivize and reward our executive officers for our success, and to reflect the teamwork philosophy of our executive management team. Specifically, Jazz Pharmaceuticals has an executive compensation program that combines short and long-term components, cash and equity, and fixed and contingent payments, in the proportions that we believe are the most appropriate to incentivize and reward our executive officers for achieving our objectives. Our executive compensation program is also intended to make us competitive in the San Francisco Bay Area, and in the pharmaceutical and biotechnology industry, where there is significant competition for talented employees, and to be fair relative to other professionals within our organization. We believe that we must provide competitive compensation packages to attract and retain executive officers and to help our executive management function as a stable team over the longer term.

As discussed in further detail below, our executive compensation program consists of the following three principal components:

•

Base Salary. The base salary rate for our executive officers is set each year, effective March 1. Base salary determinations for our executive officers generally consist of increases from the base salaries included in the executive officers’ employment agreements with us originally executed in 2004 which expired in February 2009; the increases are based primarily on the executive officers’ responsibilities, appropriate and reasonable cost of living increases, and a review of competitive salary and total cash compensation data.

•

Bonus. We have an annual Bonus Plan for our employees under which bonuses may be paid after the end of each year, at the discretion of our Compensation Committee, based on our performance in meeting our corporate objectives for the prior year and each individual’s performance and contribution in meeting our corporate objectives.

•	Stock Option Grants. Our executive officers receive stock option grants as long-term incentives to ensure that a portion of their total compensation is linked to our long-term success.

The Compensation Committee does not have any formal policies for allocating compensation among salary, bonus and stock option grants. However, because of the importance to our success of aggressively pursuing our long-term goals, as well as to preserve our cash resources, a significant portion of the named executive officers’ total compensation has been, and is expected to continue to be, comprised of equity incentives and other equity awards. In addition, the compensation arrangements of our executive officers are based in large part on the terms of employment agreements we entered into with each of our executive officers in February 2004 which expired in February 2009, and which set forth the initial base salaries for our executive officers and the target bonuses under our annual Bonus Plan (subject, in each case, to increases approved by our Board of Directors or Compensation Committee).

Role of the Compensation Committee in Setting Executive Compensation

The Compensation Committee reviews and oversees our compensation policies, plans and programs and reviews and determines the compensation to be paid to our executive officers and other senior management. In making its executive compensation determinations, the Compensation Committee considered recommendations from our Executive Chairman, Bruce Cozadd, and our former Chief Executive Officer, Samuel Saks, M.D. While Mr. Cozadd and Dr. Saks discussed their recommendations with the Compensation Committee, they did not participate in determining their own compensation or that of one another. In making their recommendations, Mr. Cozadd and Dr. Saks received input from our Human Resources department and had access to various third party compensation surveys and compensation data. This information is also available to our Compensation Committee. As described below, our Compensation Committee has also received competitive compensation data from Compensia, Inc., a compensation consulting firm engaged at the request of the Compensation Committee. Our General Counsel, Carol Gamble, and our former Chief Financial Officer, Matthew Fust, also participated in Compensation Committee meetings, but they did not participate in any discussions of executive officer compensation. None of our other executive officers participates in the Compensation Committee’s executive compensation discussions. Our Compensation Committee also discusses and makes determinations with respect to executive compensation matters without any executive officers present. The Compensation Committee does not delegate any of its functions to others in determining executive compensation.

Benchmarking of Cash and Long-Term Compensation

In 2008, Compensia, Inc. was engaged to provide the Compensation Committee with an update of certain benchmarking material provided in 2007, to assist the Compensation Committee in determining appropriate salary, total cash compensation (salary plus target bonus opportunity) and long-term equity compensation for our executive officers for 2008. In determining appropriate long-term equity compensation for our executive officers for 2008, Compensia provided the Compensation Committee with long-term equity compensation data for the following companies: Alexza Pharmaceuticals, Inc.; Auxilium Pharmaceuticals, Inc.; Genomic Health, Inc.; Indevus Pharmaceuticals, Inc.; ISIS Pharmaceuticals, Inc.; InterMune, Inc.; Pain Therapeutics, Inc.; POZEN Inc.; Santarus, Inc.; Theravance, Inc.; XOMA Ltd.; and ZymoGenetics, Inc. These companies were chosen by our Compensation Committee because they were generally similar to Jazz Pharmaceuticals in terms of industry, capital structure, financial attributes, geographic location and/or competition for talent, although certain of the companies included in the survey had a higher market capitalization than Jazz Pharmaceuticals. The Compensation Committee utilized the Radford Biotech Executive Survey, which survey data was limited to companies participating in the survey with between 150 and 499 employees, in addition to the peer group data to ensure that our executive compensation program as a whole was competitive.

At the end of 2008, the management team offered to take voluntary temporary pay reductions of 5% to 10% for 2009. The Compensation Committee accepted this offer, and did not engage a consultant or review competitive data to determine executive officers’ compensation for 2009.

Executive Compensation Program

Jazz Pharmaceuticals’ executive compensation program currently consists of three principal components: base salary, annual bonuses (if approved by our Compensation Committee) and long-term incentive compensation in the form of stock options. Jazz Pharmaceuticals also offers to its executive officers certain severance and change in control benefits as part of our Amended and Restated Executive Change in Control and Severance Benefit Plan which was amended to include our executive officers in February 2009. Finally, Jazz Pharmaceuticals offers to its executive officers participation (with all other eligible employees) in our 401(k) plan, employee stock purchase plan and other benefits generally available to all employees. Each component of compensation is evaluated based on the factors discussed below.

Base Salary. Each of our executive officers entered into an employment agreement with us in February 2004 that expired in February 2009 that provided for an initial base salary, subject to annual increases determined by the Compensation Committee. For 2007 and 2008, our named executive officers’ base salaries were determined based principally on those employment agreements, the executive officers’ responsibilities, adjustments to reflect cost of living increases in the San Francisco Bay Area and a review of competitive salary and total cash compensation data, including data collected from the Radford Biotech Executive Survey. Since our inception, we have reviewed the compensation of our executive officers as a group and have minimized the differences among their salaries. One of the core values of our company is fostering the teamwork philosophy of our management team, which is reflected in our compensation policy for our executive officers. In December 2008, our executive officers proposed, and our Compensation Committee accepted that, in light of the current economic situation, effective January 1, 2009 our executive officers would take a temporary pay cut of between 5% and 10% of their 2008 base salary. Effective August 1, 2009 and based on our improved financial situation since the beginning of the year, the temporary pay cut ended, and our executive officer salaries returned to 2008 base salary levels.

Our Compensation Committee generally aims to ensure that our executives’ base salaries and total cash compensation are maintained at competitive levels, which levels for 2007 and 2008 were, as a group, between the 50th and 75th percentiles of our peer group and/or survey data for executive officers in similar positions with similar responsibilities as determined based on our review of the Radford Biotech Executive Survey. Our Compensation Committee believes this is appropriate for several reasons. We have a complex business model and are pursuing multiple commercial and product development opportunities simultaneously with a relatively small organization relative to our level of investment in research and development. We do not have any significant laboratories or manufacturing facilities, and therefore we conduct our development, manufacturing and clinical activities through arrangements with third parties. As a result, our executives are required to manage both internal and significant external resources.

Competition for executive talent is intense in our industry and in our geographic area. Our executives have many years of valuable experience in our industry, and their continued leadership was deemed critical to our short-term and long-term success. Because our Compensation Committee aims to ensure that our executives’ base salaries and total cash compensation as a group is maintained at the competitive levels described above, the base salaries and total cash compensation of individual executive officers may fall outside of the 50th to 75th percentile range. Because the base salary of our executive officers decreased in 2009 due to the voluntary temporary pay cut taken by our executive officers in January, our Compensation Committee did not believe it necessary to review additional comparative compensation data when determining the base salary of our executive officers in 2009.

Annual Bonus Plan. In accordance with our Bonus Plan, Jazz Pharmaceuticals maintains an annual bonus award program to reward executive officers (and other employees) for attaining corporate performance objectives. Corporate objectives under the Bonus Plan generally relate to our commercial efforts (since 2005), progress of our clinical development programs, regulatory matters, financial measures (such as sales and EBITDA targets), and financing efforts, as well as regulatory and marketing compliance and effective employee retention and professional development. Bonus awards to executive officers under the Bonus Plan are determined to a large extent based on the Compensation Committee’s subjective assessment of the executive officers’ contributions as a group to the achievement of our corporate objectives and, to a lesser extent, on each individual executive officer’s contribution to our achievement of the corporate objectives. Target bonus levels under the Bonus Plan are assigned based on various categories of employees and, with respect to our executive officers for 2008, were based on the terms of the employment agreements we entered into with them in 2004 which expired in February 2009. The actual bonus awarded in any year, if any, may be more or less than the target, depending primarily on the achievement of our corporate objectives. Whether or not a bonus is paid for any year is within the discretion of our Compensation Committee. Our Compensation Committee also determines the size of the total bonus pool under the plan, which is based primarily on our Board of Directors’ determination of our success in achieving our corporate objectives for the plan year. The Compensation Committee determines the portion of the pool, if any, that will be allocated to the executive officers as a group and the bonuses for each of our executive officers and vice presidents. Our Executive Chairman and Chief Executive Officer provide input to the Compensation Committee with respect to bonuses for executive officers and vice presidents. In December 2008, our Executive Chairman and Chief Executive Officer recommended to the Compensation Committee that in light of our cash position at that time, no bonuses be paid for 2008. The Compensation Committee accepted this recommendation.

The Compensation Committee has not determined whether it would attempt to recover bonuses from our executive officers if the performance objectives that led to the bonus determination were to be restated, or found not to have been met to the extent originally believed by the Compensation Committee. However, as a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, as a result of misconduct, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002.

We have not historically paid any significant signing or promotion bonuses to our executive officers, nor have we guaranteed bonuses to our executive officers.

Long-Term Equity Compensation. The Compensation Committee believes that long-term performance is achieved through an ownership culture that rewards such performance by our executive officers through the use of equity incentives. Prior to 2008, we granted stock options to our executive officers under our 2003 Equity Incentive Plan, which was established to provide our employees with an opportunity to participate, along with our other stockholders, in our long-term performance. Our executive officers have also acquired equity in our company through direct investment in our common stock and in our prior preferred stock offerings. In connection with our initial public offering, we adopted the 2007 Equity Incentive Plan, which has replaced the 2003 Equity Incentive Plan, and affords our Compensation Committee greater flexibility in making a wide variety of equity awards, including stock bonus awards and restricted stock unit awards. While the Compensation Committee currently believes that the use of stock options offers the best approach to achieve our compensation goals with respect to long-term compensation for our executive officers, and currently provides tax and other advantages to our executive officers relative to other forms of equity compensation, our Compensation Committee may determine to grant our executive officers other forms of equity compensation under our 2007 Equity Incentive Plan, such as restricted stock unit awards, which we granted to our non-executive employees in 2007. We do not time the granting of equity awards with any favorable or unfavorable news released by Jazz Pharmaceuticals, and the proximity of the grant of any equity awards to an earnings announcement or other market events is coincidental. In addition, our option grant policy since our initial public offering is that we generally grant equity awards to our executive officers only during open stock trading window periods.

Our executive officers were granted stock options under our 2003 Equity Incentive Plan in February 2004, which became fully vested and exercisable by their terms in February 2008. The Compensation Committee approved additional stock options to our executive officers in April 2008 and January 2009 as described in more detail under “—Compensation Decisions for the Named Executive Officers for 2008 and 2009” below. Additional long-term equity incentives are provided through our 2007 Employee Stock Purchase Plan pursuant to which all eligible employees, including executive officers, may allocate up to 15% of their base salary to purchase our common stock at a 15% discount to the market price, subject to specified limits. We believe that our long-term equity compensation program is an important retention tool for our employees.

Severance and Change of Control Benefits. In 2004, Jazz Pharmaceuticals entered into employment agreements with its executive officers providing for certain severance and change in control benefits, which expired in February 2009. Upon expiration of the employment agreements, our existing executive change in control and severance benefit plan was amended and restated to provide benefits to our executive officers, the terms of which are described in more detail below in the section entitled “—Description of Compensation Arrangements—Amended and Restated Executive Change in Control and Severance Benefit Plan”. At the same time, the plan was amended to clarify that no benefits would be payable if a change of control resulted from arrangements with our senior lenders. Jazz Pharmaceuticals believes that these severance and change in control benefits are an important element of our executive compensation and retention program. With respect to change in control benefits, we provide severance compensation if an executive officer is terminated in connection with a change in control transaction to further promote the ability of our executive officers to act in the best interests of our stockholders even though they could be terminated as a result of the transaction.

Other Benefits. The Compensation Committee believes that establishing competitive benefit packages for its employees is an important factor in attracting and retaining highly-qualified personnel. Executive officers are eligible to participate in all of Jazz Pharmaceuticals’ benefit plans such as the 401(k) plan (see the section entitled “—Employment Agreements and Arrangements – 401(k) Plan”) medical, dental, vision, short-term disability, long-term disability, group life insurance and our employee stock purchase plan, in each case generally on the same basis as other employees. We also have a Section 125 flexible benefits healthcare plan and a flexible benefits childcare plan under which employees can set aside pre-tax funds to pay for qualified health care expenses and qualified childcare expenses not reimbursed by insurance. Jazz Pharmaceuticals does not currently offer pension or other retirement benefits.

Compensation Decisions for the Named Executive Officers for 2008 and 2009

Base Salaries. In determining the 2008 base salaries for each named executive officer, our Compensation Committee reviewed the survey and/or benchmark data referred to above to ensure that executive base salaries as a group were within the competitive levels described above, and then determined appropriate increases to base salaries from the prior year. For market comparisons, the Compensation Committee relied upon a review of the Radford Biotech Executive Survey and an update of the information provided by Compensia in 2007 to ensure that executive base salaries and total cash compensation levels as a group were within the competitive levels described above. The increases in base salary rates for 2008 were primarily the result of a cost of living increase, except that with respect to Mr. Fust, who had been promoted to Executive Vice President, the Compensation Committee determined that an approximately 5% increase (in addition to the cost of living increase) was reasonable and appropriate in light of his promotion to Executive Vice President.

Because the base salary of our executive officers decreased in 2009 due to the voluntary temporary pay cut taken by our executive officers in January, our Compensation Committee did not further review comparative compensation information when determining the base salary of our executive officers in 2009. Effective August 1, 2009 and based on our improved financial situation since the beginning of the year, the temporary pay cut ended, and our executive officer salaries returned to 2008 base salary levels. The 2008 and 2009, before and after August 1, base salaries for our named executive officers are set forth in the table below, along with the percentage increases from the prior year.

Name	2008 Base Salary Rate and after August 1, 2009 ($)(1)	Percentage Increase/(Decrease) From Prior Year (%)(6)	2009 Base Salary Rate up to August 1, 2009($)(2)	Percentage Increase/(Decrease) From Prior Year (%)
Bruce C. Cozadd(3)	468,000	4.0	421,200	(10.0)
Samuel R. Saks, M.D.(4)	468,000	4.0	421,200	(10.0)
Robert M. Myers	444,000	4.2	399,600	(10.0)
Matthew K. Fust(5)	375,000	9.3	—	—
Carol A. Gamble	357,000	4.1	339,150	(5.0)

(1)

Base salary rate effective March 1, 2008 through December 31, 2008. The base salary rate for January and February 2008 was $450,000 for Mr. Cozadd, $450,000 for Dr. Saks, $426,000 for Mr. Myers, $343,000 for Mr. Fust and $343,000 for Ms. Gamble.

(2)

Effective August 1, 2009 and based on our improved financial situation since the beginning of the year, the temporary pay cut ended, and our executive officer salaries returned to 2008 base salary levels.

(3)

Mr. Cozadd’s actual base salary for 2008 was prorated for the amount of his time devoted to his role as our Executive Chairman. Mr. Cozadd devoted 90% of his time to his role as Executive Chairman during 2008 until December 22, 2008 when he began devoting 100% of his time to his role as Executive Chairman. In connection therewith, Mr. Cozadd’s actual base salary from January 1, 2008 through February 29, 2008 was $405,000, from March 1, 2008 through December 21, 2008 was $422,000 and from December 22 through December 31, 2008 was $468,000.

(4)

Dr. Saks resigned his position with the company effective April 3, 2009 and has not received any compensation since that date. Dr. Saks executed a consulting agreement with us effective April 4, 2009 through April 3, 2010, but to date has not performed any consulting service to us pursuant to that agreement.

(5)	Mr. Fust resigned effective December 31, 2008 and did not receive any compensation from us in 2009.

(6)

The percentages in this Percentage Increase/(Decrease) From Prior Year column reflects base salary in 2008 against base salary in 2007. There was no change in base salary for the period in 2009 after August 1 against their base salary for the related period in 2008.

Bonus Awards. Our Bonus Plan is designed to reward executive officers for attaining our corporate performance objectives as well as to reward them for their contributions to the achievement of those objectives and their success in achieving their individual objectives for the year. Target bonus levels under the Bonus Plan with respect to our executive officers are based on the terms of the employment agreements we entered into with them in 2004, which expired in February 2009. As set forth in their employment agreements with us which are now expired, the target bonus levels for 2008 for our named executive officers were: 50% of the applicable annual base salary rate for Dr. Saks and Messrs. Cozadd and Myers (Mr. Cozadd’s base salary rate was prorated for most of 2008 as reflected in the table above, so his target bonus was determined based on his prorated base salary rate); and 40% of the applicable annual base salary rate for each of Ms. Gamble and Mr. Fust. The management team has proposed each year, and the Board has approved, corporate objectives that have been stretch objectives beyond those that would reasonably be expected to be attained, and each year the objectives have not been achieved at the 100% level. After considering the input of our Executive Chairman and our Chief Executive Officer, our Compensation Committee agreed that in light of our cash position at that time, there would be no bonuses for any employees under our Bonus Plan for 2008. Our key high-level corporate objectives for purposes of the Bonus Plan for 2008 were to:

•	receive approval for and launch Luvox CR;

•	achieve our sales and commercial EBITDA targets;

•	have top line Phase III clinical trial results for our JZP-6 US Phase III pivotal clinical trial by the end of 2008;

•	advance our development product pipeline; and

•	successfully finance our growth.

For 2009, bonus awards, if any, to our named executive officers will be determined in accordance with our Bonus Plan. Key, high-level corporate objectives for purposes of the Bonus Plan for 2009 include achieving our sales and commercial EBITDA targets, having top line Phase III clinical trial results for our second JZP-6 Phase III pivotal clinical trial by the end of August, submitting our NDA for JZP-6 by the end of December, achieving breakeven on an operating basis by the end of 2009 and successfully financing the company’s operations.

Stock Option Awards. In May 2008, we granted stock options to our named executive officers under our 2007 Equity Incentive Plan. In determining the number of stock options granted to the executive officers in May 2008, the Compensation Committee considered benchmark data from our peer group companies provided by Compensia, as well as Radford survey data, with a goal of ensuring a level of long-term incentive compensation for our named executive officers as a group at approximately the 50th percentile of long-term incentive compensation for executive officers in similar positions with similar responsibilities at our peer companies. Accordingly, after considering these factors, Ms. Gamble, Mr. Fust and Mr. Myers each received grants of stock option awards reflecting their respective positions in the company, and each of Mr. Cozadd and Dr. Saks was granted a stock option covering the same number of shares as each other. Each of the options will vest as to 50% of the shares in April 2010, and the remainder will vest in 24 equal monthly installments thereafter. The exercise price of the options is equal to the fair market value of our common stock, determined in accordance with the terms of our 2007 Equity Incentive Plan.

In January 2009, the Compensation Committee used Radford data in reviewing the levels of stock option grants to our named executive officers and again sought to ensure a level of annual grants for our named executive officers as a group at approximately the 50th percentile of the annual grants for executive officers in similar positions with similar responsibilities at our peer companies chosen for 2008. Each of the options will vest as to 33 1/3% of the shares in January 2010, and the remainder will vest in 24 equal monthly installments thereafter. The exercise price of the options is equal to the fair market value of our common stock determined in accordance with the terms of our 2007 Equity Incentive Plan. The number of shares subject to options granted to our named executive officers in 2008 and 2009 as described above are as follows:

Name	Number of Shares Subject to 2008 Stock Options (#)	Number of Shares Subject to 2009 Stock Options (#)(1)
Bruce C. Cozadd	106,500	200,000
Samuel R. Saks, M.D. (2)	106,500	200,000
Robert M. Myers	75,000	150,000
Matthew K. Fust(3)	60,000	—
Carol A. Gamble	45,000	80,000

(1)	These options were approved and granted on January 21, 2009.

(2)	Dr. Saks resigned effective April 3, 2009. All unexercised options granted to Dr. Saks have now expired, unexercised.

(3)	Mr. Fust resigned effective December 31, 2008 and did not receive any options in 2009. All unexercised options granted to Mr. Fust have now expired, unexercised.

The Compensation Committee believes that the above option grants, taken together with the named executive officers’ prior equity positions, are consistent with providing each continuing named executive officer with an ongoing equity position in our company that is competitive with similarly situated executive officers at companies included our peer group and that fosters an ownership culture focused on our long-term performance.

Accounting and Tax Considerations

Effective January 1, 2006, Jazz Pharmaceuticals adopted the fair value provisions of Financial Accounting Standards Board Statement No. 123(R) (revised 2004), “Share-Based Payment,” or SFAS 123R. Under SFAS 123R, Jazz Pharmaceuticals is required to estimate and record an expense for each award of equity compensation (including stock options) over the vesting period of the award. The Compensation Committee has determined to retain for the foreseeable future our stock option program as the sole component of its long-term executive compensation program, and, therefore, to record this expense on an ongoing basis according to SFAS 123R. The Compensation Committee has considered, and may in the future consider, the grant of restricted stock or restricted stock units to our executive officers in lieu of or in addition to stock option grants in light of the accounting impact of SFAS 123R with respect to stock option grants and other considerations. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.

Section 162(m) of the Internal Revenue Code of 1986 limits Jazz Pharmaceuticals to a deduction for federal income tax purposes to not more than $1 million of compensation paid to certain executive officers in a calendar year. Compensation above $1 million may be deducted if it is “performance-based compensation.” The Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to our executive officers shall be designed to qualify as “performance-based compensation.” To maintain flexibility in compensating our executive officers in a manner designed to promote our objectives, the Compensation Committee has not adopted a policy that requires all compensation to be deductible. However, the Compensation Committee intends to evaluate the effects of the compensation limits of Section 162(m) on any compensation it proposes to grant, and the Compensation Committee intends to provide future compensation in a manner consistent with our best interests and those of our stockholders.

Conclusion

It is the opinion of the Compensation Committee that the compensation policies and elements described above provide the necessary incentives to properly align our performance and the interests of our stockholders while maintaining equitable and competitive executive compensation practices that enable us to attract and retain the highest caliber of executives.

Summary of Compensation

The following table sets forth certain summary information for the years indicated with respect to the compensation earned by our former Chief Executive Officer (who resigned effective April 3, 2009), our former Chief Financial Officer (who resigned effective December 31, 2008), and each of the three other most highly compensated executive officers at December 31, 2008, one of whom (Mr. Cozadd) is now our current Chairman and Chief Executive Officer. We refer to these executive officers as the “named executive officers.”

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Bruce C. Cozadd(4) Chairman and Chief Executive Officer	2008	423,523	224,060	—	1,435	649,018
	2007	355,273	651,599	115,000	521	1,122,393
	2006	307,236	605,818	77,000	234	990,288

Samuel R. Saks, M.D(5). Former Chief Executive Officer	2008	468,266	224,060	—	1,539	693,865
	2007	443,385	651,599	140,000	689	1,235,673
	2006	406,853	605,818	102,000	234	1,114,905

Robert M. Myers President	2008	444,096	185,400	—	1,499	630,995
	2007	423,354	641,413	140,000	689	1,205,456
	2006	406,853	605,818	120,000	234	1,132,905

Matthew K. Fust(6) Former Chief Financial Officer	2008	408,028	111,326	—	1,223	520,577
	2007	340,850	256,703	100,000	554	698,107
	2006	327,159	231,268	70,000	234	628,661

Carol A. Gamble Senior Vice President, General Counsel and Corporate Secretary	2008	357,267	98,699	—	1,239	457,205
	2007	340,850	257,284	95,000	554	693,688
	2006	327,159	231,268	80,000	234	638,661

(1)

The dollar amounts in this column represent the compensation cost for the indicated fiscal year of stock option awards granted pursuant to our equity compensation plans and thus include amounts from outstanding stock option awards granted in and prior to the indicated fiscal year, as applicable. These amounts have been calculated in accordance with FASB Statement No. 123 (revised), “Share-Based Payment,” or SFAS No. 123R, using the Black-Scholes option-pricing model. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No stock options were forfeited by any of our named executive officers during fiscal 2008, 2007 or 2006. Assumptions used in the calculation of these amounts are included in the notes to Jazz Pharmaceuticals’ audited consolidated financial statements included in Jazz Pharmaceuticals’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2009. These amounts reflect Jazz Pharmaceuticals’ accounting expense for these awards and do not correspond to the actual value that may be recognized by the named executive officers.

(2)

The dollar amounts in this column represent the dollar value of the bonuses awarded to our named executive officers under our annual Bonus Plan for 2006 and 2007. No bonuses were awarded to our named executive officers under our annual Bonus Plan for 2008. For each named executive officer, 50% of the total dollar value of the bonuses awarded for 2007 under our annual Bonus Plan was paid in cash, and the remaining portion was paid in fully-vested shares of our common stock having a value equal to 50% of the total dollar value of the bonuses and resulting in 7,223 shares issued to Mr. Cozadd, 8,793 shares issued to each of Dr. Saks and Mr. Myers, 6,281 shares issued to Mr. Fust, and 5,967 shares issued to Ms. Gamble.

(3)	Represents group term life insurance premiums paid by Jazz Pharmaceuticals.

(4)

Effective April 3, 2009, Mr. Cozadd was appointed as our Chief Executive Officer. Mr. Cozadd’s actual base salary for 2006 through 2008 was prorated for the amount of time devoted to his role as our Executive Chairman. From 2006 through August 31, 2007, Mr. Cozadd devoted 75% of this professional time to his role as our Executive Chairman, from September 1, 2007 through December 21, 2008, 90% of his professional time, and from December 22, 2008 he has devoted 100% of his professional time.

(5)	Effective April 3, 2009, Dr. Saks resigned as our Chief Executive Officer.

(6)	Effective December 31, 2008, Mr. Fust resigned as our Chief Financial Officer.

Grants of Plan-Based Awards

The following table shows for the fiscal year ended December 31, 2008, certain information regarding grants of plan-based awards to the named executive officers.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2008

Name	Grant Date	Approved Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Target ($)
Bruce C. Cozadd	—	—	211,761	—	—	—	—
	5/16/08	4/8/08	—	—	106,500	7.96	490,241
	5/16/08	4/8/08	—	7,223	—	—	57,495
Samuel R. Saks, MD	—	—	234,133	—	—	—	—
	5/16/08	4/8/08	—	—	106,500	7.96	490,241
	5/16/08	4/8/08	—	8,793	—	—	69,992
Robert M. Myers	—	—	222,048	—	—	—	—
	5/16/08	4/8/08	—	—	75,000	7.96	345,240
	5/16/08	4/8/08	—	8,793	—	—	69,992
Matthew K. Fust	—	—	163,211	—	—	—	—
	5/16/08	4/8/08	—	—	60,000	7.96	276,192
	5/16/08	4/8/08	—	6,281	—	—	49,997
Carol A. Gamble	—	—	142,907	—	—	—	—
	5/16/08	4/8/08	—	—	45,000	7.96	207,144
	5/16/08	4/8/08	—	5,967	—	—	47,497

(1)

This column sets forth the target bonus amount for each named executive officer for the year ended December 31, 2008 under our annual Bonus Plan, which for Dr. Saks and Messrs. Cozadd and Myers was 50% of their respective salaries earned for fiscal year ended December 31, 2008. The target bonus amount for Mr. Fust and Ms. Gamble was 40% of their respective salaries earned for fiscal year ended December 31, 2008. For a description of our annual Bonus Plan, including our Compensation Committee’s decision not to pay any bonuses under our annual Bonus Plan for 2008, please see “—Compensation Discussion and Analysis— Executive Compensation Program—Annual Bonus Plan” and “—Compensation Decisions for the Named Executive Officers for 2008 and 2009—Bonus Awards” above.

(2)

This table includes the shares of our common stock issued to the named executive officers as payment for a portion of their respective bonuses awarded under our annual Bonus Plan for 2007, the dollar values of which are already reflected in our Summary Compensation Table under Non-Equity Incentive Plan Compensation for 2007. For each named executive officer, 50% of the total dollar value of the bonuses awarded under our annual Bonus Plan for 2007 was paid in cash, and the remaining portion was paid in fully-vested shares of our common stock having a value equal to 50% of the total dollar value of the bonuses. See footnote (2) to the Summary Compensation Table for more information on the bonuses awarded to our named executive officers under our annual Bonus Plan for 2007.

(3)

Stock options were granted under our 2007 Equity Incentive Plan. For a description of the terms of stock options granted under our 2007 Equity Incentive Plan, please see “—Employment Agreements and Arrangements—Equity Compensation Arrangements—2007 Equity Incentive Plan.”

(4)

The dollar amounts in this column represent the grant date fair value of the stock option awards granted to our named executive officers during the year ended December 31, 2008. These amounts have been calculated in accordance with SFAS No. 123R, using the Black-Scholes option-pricing model. Assumptions used in the calculation of these amounts are included in the notes to Jazz Pharmaceuticals’ audited consolidated financial statements included in Jazz Pharmaceuticals’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2009.

Description of Compensation Arrangements

Executive Employment Agreements

In February 2009, each of the employment agreements dated February 18, 2004, as amended, between us and each of our named executive officers expired in accordance with its terms. The employment agreements provided for an initial base salary, subject to annual increases determined by the Compensation Committee, and provided for the participation of each of our named executive officers in our annual Bonus Plans. Under the employment agreements, Dr. Saks and Messrs. Cozadd and Myers were each eligible to receive an annual performance bonus determined in accordance with our annual Bonus Plans and targeted at 50% of their respective annual base salaries, subject to increases approved by our Board of Directors. Under the employment agreements, Mr. Fust and Ms. Gamble were each eligible to receive an annual performance bonus determined in accordance with our annual Bonus Plans and targeted at 40% of their respective annual base salaries, subject to increases approved by our Board of Directors. As described under “—Compensation Discussion and Analysis—Executive Compensation Program—Annual Bonus Plan” and “—Compensation Decisions for the Named Executive Officers for 2008 and 2009—Bonus Awards” above, the target bonuses for 2008 under our annual Bonus Plan were based in large part on the employment agreements with our named executive officers. Notwithstanding the expiration of the employment agreements, each of our continuing named executive officers will continue to be eligible for annual salary increases and participation in our annual Bonus Plans. The employment agreements also provided for severance payments and other benefits in the event of certain terminations of employment, including in connection with a change in control. In connection with the expiration of the employment agreements, each of our current named executive officers became a participant in our Amended and Restated Executive Change in Control and Severance Benefit Plan, which is described below.

Amended and Restated Executive Change in Control and Severance Benefit Plan

General. In May 2007, our Board of Directors adopted a Change in Control and Severance Benefit Plan, effective May 1, 2007, or the Severance Benefit Plan, that provided for certain severance benefits to our non-executive officer Vice Presidents in connection with specified termination events. In February 2009, our Board of Directors approved an amendment and restatement of the Severance Benefit Plan, as so amended and restated, the Amended Severance Benefit Plan, to include our named executive officers, except for Mr. Fust, in the Amended Severance Benefit Plan and to modify the severance payments for Senior Vice Presidents who were previously Vice Presidents and were therefore covered by the Severance Benefit Plan as Vice Presidents. Prior to such amendment and restatement, only Vice Presidents were covered by the Severance Benefit Plan. In addition, the plan was amended to clarify that no benefits would be payable if a change of control resulted from arrangements with our senior lenders.

Under the Amended Severance Benefit Plan, in the event that an officer’s employment terminates due to an Involuntary Termination Without Cause or a Constructive Termination, each as defined in the Amended Severance Benefit Plan, within 12 months following a Change in Control, as defined in the Amended Severance Benefit Plan, and assuming all of the other conditions of the Amended Severance Benefit Plan are met, then each officer that is a participant in the Amended Severance Benefit Plan would be entitled to the following benefits under the Amended Severance Benefit Plan:

•	a single lump sum cash severance payment, payable on the first payroll date following the termination, equal to the sum of:

•

the officer’s base salary in effect during the last regularly scheduled payroll period immediately preceding the termination (without, as a general matter, giving effect to any voluntary pay reduction taken by the officer during the 12 months preceding the date of termination), or the Applicable Base Salary, plus

•

the product of (i) the Applicable Base Salary multiplied by (ii) the greater of any annual bonus, as a percentage of annual base salary paid in the year of determination, paid to the officer in respect of either of the last two calendar years prior to the date of termination (subject to an alternative calculation as well as a reduction for officers who have not been employed for the entire calendar year prior to the date of termination), multiplied by (iii) 150% for the Executive Chairman, Chief Executive Officer or President (currently Mr. Cozadd and Mr. Myers), 125% for Senior Vice Presidents (which currently includes Ms. Gamble), or 100% for Vice Presidents;

•

full payment of all of the applicable COBRA premiums for any health, dental or vision plan sponsored by Jazz Pharmaceuticals for a period of up to (i) 18 months for the Executive Chairman, Chief Executive Officer or President, (ii) 15 months for Senior Vice Presidents, and (iii) 12 months for Vice Presidents, provided that the officer timely elects continued coverage; and

•	acceleration in full of the vesting and exercisability, and termination of any of our repurchase rights, with respect to outstanding options and other equity awards held by the officers.

The double trigger for payment of benefits under the Amended Severance Benefit Plan was selected because it was considered to be industry standard and appropriately protects our named executive officers and other officers in the event of termination of their employment following a Change in Control, but not solely as a result of a Change in Control. In addition, as a general matter, in order to be eligible to receive benefits under the Amended Severance Benefit Plan, our named executive officers and other officers must execute a general waiver and release of claims, and such release must become effective in accordance with its terms. All other benefits (such as life insurance, disability coverage and 401(k) plan coverage) will terminate as of the officer’s termination date (except to the extent that a conversion privilege may be available thereunder).

If any of the severance benefits payable under the Amended Severance Benefit Plan would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code, subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, a named executive officer may receive a reduced amount of the affected severance benefits (the Amended Severance Benefit Plan does not provide for the gross up of any excise taxes imposed by Section 4999 of the Internal Revenue Code). No named executive officer would receive benefits under the Amended Severance Benefit Plan if (i) the named executive officer has entered into an individually negotiated employment agreement that provides for severance or change in control benefits, (ii) the named executive officer is entitled to receive benefits under another severance benefit plan maintained by us, (iii) the named executive officer voluntarily terminates employment with us to accept employment with another entity that is controlled, directly or indirectly, by us or is otherwise affiliated with us or (iv) the named executive officer does not confirm in writing that he or she is subject to agreements with us relating to proprietary and confidential information. In addition, benefits would be terminated under the Amended Severance Benefit Plan if the named executive officer willfully breaches his or her agreements with us relating to proprietary and confidential information or engages in certain non-solicitation or business interference activities.

Potential Payments Upon Termination. The following table sets forth the potential severance payments and benefits under the Amended Severance Benefit Plan to which the named executive officers would be entitled in connection with specified termination events, as if the named executive officers’ employment terminated as of December 31, 2008 and each were then a party to the Amended Severance Plan. The following table does not include Mr. Fust, whose resignation was effective as of December 31, 2008. Mr. Fust did not receive any severance benefits in connection with his resignation. Other than as described below under “—Equity Compensation Arrangements,” there are no other agreements, arrangements or plans that entitle any named executive officers to severance, perquisites or other benefits upon termination of employment or a change in control. Because all of the stock options held by the named executive officers were out-of-the-money at December 31, 2008, meaning that all of such stock options have exercise prices that were in excess of the closing price of our common stock on December 31, 2008 ($1.93), and because none of the named executive officers had any unvested shares of common stock or other unvested stock awards at December 31, 2008, we have not separately quantified the value the named executive officers would have received by reason of the vesting acceleration benefits provided under our 2003 Equity Incentive Plan or our 2007 Equity Incentive Plan (and the forms of stock option agreements thereunder) described below under “—Equity Compensation Arrangements,” assuming a termination or change in control on December 31, 2008.

POTENTIAL PAYMENTS UPON TERMINATION AS OF DECEMBER 31, 2008

Name	Benefit	Involuntary Termination Without Cause or Constructive Termination in Connection with a Change of Control($)(1)
Bruce C. Cozadd	Lump Sum Cash Severance Payment	1,156,475
	COBRA Payments	21,899
	Vesting Acceleration(2)	—

	Benefit Total	1,178,374

Samuel R. Saks, MD(3)	Lump Sum Cash Severance Payment	1,145,383
	COBRA Payments	45,134
	Vesting Acceleration(2)	—

	Benefit Total	1,190,517

Robert M. Myers	Lump Sum Cash Severance Payment	1,106,492
	COBRA Payments	32,386
	Vesting Acceleration(2)	—

	Benefit Total	1,138,878

Carol A. Gamble	Lump Sum Cash Severance Payment	694,990
	COBRA Payments	20,703
	Vesting Acceleration(2)	—

	Benefit Total	715,693

(1)

These benefits would be payable under the Amended Severance Benefit Plan if the Involuntary Termination Without Cause or Constructive Termination occurred within 12 months following a Change in Control and on December 31, 2008.

(2)

As stated above, on December 31, 2008, the last business day of our last fiscal year, the closing sale price per share of our common stock was $1.93. All of the options held by the named executive officers were out-of-the-money and accordingly, no benefit is shown in the table above with respect to such options. None of the named executive officers had any shares of common stock subject to vesting at December 31, 2008, nor did any of the named executive officers have any other stock awards that remained unvested at December 31, 2008.

(3)	Dr. Saks voluntarily resigned as our Chief Executive Officer (and as a director) effective as of April 3, 2009 and he did not receive any severance benefits in connection with his resignation.

Equity Compensation Arrangements

2003 Equity Incentive Plan

Our 2003 Equity Incentive Plan, or the 2003 Plan, was adopted in March 2003. Prior to May 2007, we granted options to our executive officers under the 2003 Plan. The 2003 Plan was terminated in connection with our initial public offering so that no further awards may be granted under the 2003 Plan. Although the 2003 Plan has terminated, all outstanding options will continue to be governed by their existing terms. The following is a brief description of certain of the permissible terms of options granted under the 2003 Plan:

Exercise Price. The exercise price of incentive stock options may not be less than 100% of the fair market value of our common stock on the date of grant. The exercise price of nonstatutory stock options may not be less than 85% of the fair market value of our common stock on the date of grant. Each of the options granted to our executive officers in 2007 carry an exercise price equal to 100% of the fair market value of our common stock on the date of grant.

Vesting. Shares subject to options under the 2003 Plan generally vest in a series of installments over an optionee’s period of service, with a minimum vesting rate as to non-executive employees of at least 20% per year over five years from the date of grant.

Term. The term of stock options granted under the 2003 Plan is ten years. Unless the terms of an optionee’s stock option agreement provide otherwise, if an optionee’s service relationship with us, or any of our affiliates, ceases for any reason other than for cause, disability or death, the optionee may exercise the vested portion of any option for three months after the date of such termination. If an optionee’s service relationship with us, or any of our affiliates, terminates by reason of disability or death, the optionee or a personal representative may exercise the vested portion of any option for 12 months after the date of such termination. In no event, however, may an option be exercised beyond the expiration of its term.

Corporate Transactions. In the event of certain significant corporate transactions, our Board of Directors has the discretion to take one or more of the following actions: (a) arrange for the assumption or substitution of outstanding awards, (b) accelerate the vesting and termination of outstanding awards in whole or in part, (c) cancel or arrange for the cancellation of awards in exchange for cash payments and (d) arrange for any repurchase rights applicable to award shares to apply to any substituted securities issued in the transaction. Our Board of Directors need not take the same action for each award.

Changes in Control; Vesting Acceleration. Under our stock option agreements with our executive officers, as amended, the vesting and exercisability of options granted to executive officers under the 2003 Plan will accelerate in full if a change in control or significant transaction occurs and the officer’s employment is terminated by us without cause or the officer resigns for good reason in connection therewith or within 12 months thereafter.

2007 Equity Incentive Plan

Our 2007 Equity Incentive Plan, or the 2007 Plan, became effective in connection with our initial public offering. During the year ended December 31, 2008, none of our executive officers was granted any stock awards under the 2007 Plan. The following is a brief description of certain of the permissible terms of stock options and other stock awards granted under the 2007 Plan:

Stock Options. Incentive and nonstatutory stock options are granted pursuant to incentive and nonstatutory stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option provided that the exercise price of an incentive stock option and nonstatutory stock option cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2007 Plan vest at the rate specified by the plan administrator. Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (a) cash or check, (b) a broker-assisted cashless exercise, (c) the tender of common stock previously owned by the optionee, (d) a net exercise of the option and (e) other legal consideration approved by the plan administrator.

Generally, the plan administrator determines the term of stock options granted under the 2007 Plan, generally up to a maximum of ten years. Unless the terms of an optionee’s stock option agreement provide otherwise, if an optionee’s relationship with us, or any of our affiliates, ceases for any reason other than disability or death, the optionee may exercise any vested options for a period of three months following the cessation of service. If an optionee’s service relationship with us, or any of our affiliates, ceases due to disability or death (or an optionee dies within a certain period following cessation of service), the optionee or a beneficiary may exercise any vested options for a period of 12 months in the event of disability, and 18 months in the event of death. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term.

Restricted Stock Awards. Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the plan administrator. Restricted stock awards may be granted in consideration for (a) cash or check, (b) past or future services rendered to us or our affiliates or (c) any other form of legal consideration. Shares of common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the plan administrator. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as set by the plan administrator.

Restricted Stock Unit Awards. Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect to shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Stock Appreciation Rights. Stock appreciation rights are granted pursuant to stock appreciation rights agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right which cannot be less than 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (a) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (b) the number of shares of common stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the 2007 Plan vests at the rate specified by the plan administrator.

The plan administrator determines the term of stock appreciation rights granted under the 2007 Plan, up to a maximum of ten years. If a participant’s service relationship with us, or any of our affiliates, ceases, then the participant, or the participant’s beneficiary, may exercise any vested stock appreciation right for three months (or such longer or shorter period specified in the stock appreciation right agreement) after the date such service relationship ends. In no event, however, may a stock appreciation right be exercised beyond the expiration of its term.

Performance Stock Awards. The 2007 Plan permits the grant of performance stock awards that may qualify as performance-based compensation that is not subject to the $1,000,000 limitation on the income tax deductibility of compensation paid per covered executive officer imposed by Section 162(m) of the Internal Revenue Code. To assure that the compensation attributable to one or more performance stock awards will so qualify, our Compensation Committee can structure one or more such awards so that stock will be issued or paid pursuant to such award only upon the achievement of certain pre-established performance goals during a designated performance period. The maximum benefit to be received by a participant in any calendar year attributable to performance stock awards may not exceed 2,000,000 shares of our common stock.

Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the award and all other terms and conditions of such awards.

Corporate Transactions. In the event of certain significant corporate transactions, our Board of Directors has the discretion to take one or more of the following actions with respect to outstanding stock awards:

•	arrange for assumption, continuation, or substitution of a stock award by a surviving or acquiring entity (or its parent company);

•

arrange for the assignment of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting and exercisability of a stock award followed by the termination of the stock award;

•	arrange for the lapse of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award;

•	cancel or arrange for the cancellation of a stock award, to the extent not vested or not exercised, in exchange for appropriate cash consideration; and

•

arrange for the surrender of a stock award in exchange for a payment equal to the excess of (a) the value of the property the holder of the stock award would have received upon the exercise of the stock award, over (b) any exercise price payable by such holder in connection with such exercise.

Our Board of Directors need not take the same action for each stock award.

Changes in Control. The form of option agreement adopted by our Board of Directors under the 2007 Plan provides that in the event an optionee’s service relationship with us or a successor entity is terminated, actually without cause or constructively, within 12 months following, or one month prior to, the effective date of certain specified change in control transactions, the vesting and exercisability of the option will accelerate in full. Our Board of Directors has the discretion to provide additional acceleration of vesting and exercisability upon or after a change in control transaction as may be provided in a stock award agreement or any other written agreement between us or any of our affiliates and a participant.

2007 Employee Stock Purchase Plan

Additional long-term equity incentives are provided through our 2007 Employee Stock Purchase Plan, or the ESPP, in which all regular employees, including executive officers, employed by us or by any of our affiliates may participate and may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of our common stock under the ESPP. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with a duration of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. Unless otherwise determined by our Board of Directors, common stock is purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (a) 85% of the fair market value of a share of our common stock on the first date of an offering or (b) 85% of the fair market value of a share of our common stock on the date of purchase.

Annual Bonus Plan

We maintain an annual Bonus Plan to reward executive officers and other employees for successful achievement of company-wide and individual performance objectives. For more information regarding our annual Bonus Plan, including our Compensation Committee’s decision not to pay any bonuses under our annual Bonus Plan for 2008, please see “—Compensation Discussion and Analysis—Executive Compensation Program—Annual Bonus Plan” and “—Compensation Decisions for the Named Executive Officers for 2008 and 2009—Bonus Awards.”

401(k) Plan

Our employees are eligible to participate in our 401(k) plan. Our 401(k) plan is intended to qualify as a tax qualified plan under Section 401 of the Code. Our 401(k) plan provides that each participant may contribute a portion of his or her pretax compensation, up to a statutory limit, which for most employees was $15,500 in 2008 (with a larger “catch up” limit for older employees). Employee contributions are held and invested by the plan’s trustee. Our 401(k) plan also permits us to make discretionary contributions and matching contributions, subject to established limits and a vesting schedule. To date, we have not made any contributions to the plan on behalf of participating employees.

Additional Benefits

Executive officers are eligible to participate in all of Jazz Pharmaceuticals’ benefit plans, such as medical, dental, vision short-term disability, long-term disability, group life insurance, Section 125 flexible spending accounts and the ESPP, in each case generally on the same basis as other employees. We also have a flexible benefits healthcare plan and a flexible benefits childcare plan under which employees can set aside pre-tax funds to pay for qualified health care expenses and qualified childcare expenses not reimbursed by insurance.

Pension Benefits

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during the year ended December 31, 2008.

Nonqualified Deferred Compensation

During the year ended December 31, 2008, our named executive officers did not contribute to, or earn any amounts with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, for the fiscal year ended December 31, 2008, certain information regarding outstanding equity awards at fiscal year end for our named executive officers.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL-YEAR END TABLE

Name	Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date
	Exercisable	Unexercisable
Bruce C. Cozadd	—	106,500	(1)	7.96	05/15/18
	—	40,662	(2)	19.37	02/26/17
	164,120	0		15.09	02/17/14
	54,707	0		30.18	02/17/14
	54,707	0		45.27	02/17/14

Samuel R. Saks, M.D.(3)	—	106,500	(1)	7.96	05/15/18
	—	40,662	(2)	19.37	02/26/17
	164,120	0		15.09	02/17/14
	54,707	0		30.18	02/17/14
	54,707	0		45.27	02/17/14

Robert M. Myers	—	75,000	(1)	7.96	05/15/18
	—	31,625	(2)	19.37	02/26/17
	164,120	0		15.09	02/17/14
	54,707	0		30.18	02/17/14
	54,707	0		45.27	02/17/14

Matthew K. Fust(4)	—	60,000	(1)	7.96	05/15/18
	—	22,590	(2)	19.37	02/26/17
	62,652	0		15.09	02/17/14
	20,884	0		30.18	02/17/14
	20,884	0		45.27	02/17/14

Carol A. Gamble	—	45,000	(1)	7.96	05/15/18
	—	22,590	(2)	19.37	02/26/17
	62,652	0		15.09	02/17/14
	20,884	0		30.18	02/17/14
	20,884	0		45.27	02/17/14

(1)

The shares subject to this stock option award vest as to one-half of the shares subject to the option on April 8, 2010, and the remaining one-half of the shares subject to the option vest monthly over two years thereafter.

(2)

The shares subject to this stock option award vest as to one-third of the shares subject to the option on February 27, 2010, and the remaining two-thirds of the shares subject to the option vest monthly over two years thereafter.

(3)	Dr. Saks resigned effective April 3, 2009. All unexercised options granted to Dr. Saks have now expired, unexercised.

(4)	Mr. Fust resigned effective December 31, 2008. All unexercised options granted to Mr. Fust have now expired, unexercised.

Option Exercises and Stock Vested

Our named executive officers did not exercise any stock options, nor did any shares of our common stock held by our named executive officers vest, during the year ended December 31, 2008.

DIRECTOR COMPENSATION

Cash Compensation Arrangements

Pursuant to our current compensation program for non-employee directors, each member of our Board of Directors who is not an employee or an officer of Jazz Pharmaceuticals currently receives the following cash compensation for Board services, as applicable:

•	a $30,000 annual retainer for service as a Board member;

•	a $15,000 supplemental annual retainer for service as chair of the Audit Committee;

•	a $10,000 supplemental annual retainer for service as chair of the Compensation Committee; and

•	a $5,000 supplemental annual retainer for service as chair of each other committee of the Board.

On July 18, 2007, our Board of Directors determined that the cash retainers for the periods from (a) June 1, 2007 through August 14, 2007 (in an amount equal to 20.83% of the annual retainer for service as a Board member) and (b) August 15, 2007 through August 14, 2008 will be deemed earned and payable on August 15, 2007 and that commencing August 15, 2008, the cash retainers for each annual period from August 15 to the next subsequent August 14 will be deemed earned and payable in advance on August 15. On December 18, 2007, our Board of Directors determined that for purposes of non-employee directors that are appointed or elected other than on August 15 of any given year, a pro-rata portion of all cash retainers for the period from such non-employee director’s appointment or election to the next subsequent August 15 will be deemed earned and payable on the date of the first regularly scheduled meeting of the Board that takes place not less than 31 days following the date of such non-employee director’s appointment or election (provided such date is in a “window period” as defined under Jazz Pharmaceuticals’ stock trading policy), or in the event such date is not in a window period, the next subsequent date which is in a window period. Payments of cash retainers are subject to a non-employee’s director’s election pursuant to our Directors Deferred Compensation Plan. Any amounts deferred pursuant to our Directors Deferred Compensation Plan are credited to a phantom stock account, as described below. On August 14, 2008, our Board of Directors determined that any distributions from a phantom stock account will be in shares of our common stock. Our non-employee directors are also reimbursed for their travel and other reasonable expenses incurred in attending Board or committee meetings.

Directors Deferred Compensation Plan

In May 2007, our Board of Directors adopted the Directors Deferred Compensation Plan, which was amended by our Board of Directors in December 2008. The Directors Deferred Compensation Plan allows each non-employee director to elect to defer receipt of all or a portion of his or her annual retainer fees to a future date or dates. Any amounts deferred under the Directors Deferred Compensation Plan are credited to a phantom stock account. The number of phantom shares of our common stock credited to each director’s phantom stock account each year will be determined based on the amount of the compensation deferred during any given year, divided by the fair market value of our common stock on the date the retainer fees are due to be paid. Upon a separation from our Board of Directors, or as soon thereafter as practical once the non-employee director has provided the necessary information for electronic deposit of shares of our common stock, or upon the occurrence of a change in control, each non-employee director will receive (or commence receiving, depending upon whether the director has elected to receive distributions from his or her phantom stock account in a lump sum or in installments over time) a distribution of his or her phantom stock account, in shares of our common stock reserved under our 2007 Non-Employee Directors Stock Option Plan, which is described below. The Directors

Deferred Compensation Plan may be amended or terminated at any time by our Board of Directors, and in form and operation is intended to be compliant with Section 409A of the Internal Revenue Code of 1986, as amended.

2007 Non-Employee Directors Stock Option Plan

Our 2007 Non-Employee Directors Stock Option Plan, or 2007 Directors Plan, became effective in connection with our initial public offering. The 2007 Directors Plan provides for the automatic grant of nonstatutory stock options to purchase shares of our common stock to our non-employee directors over their period of service on our Board of Directors. In addition, the 2007 Directors Plan provides the source of shares to fund distributions of our common stock under the Directors Deferred Compensation Plan.

Pursuant to the terms of the 2007 Directors Plan, any individual who first becomes a non-employee director is automatically granted an option to purchase 30,000 shares of our common stock. Each initial option vests with respect to one-third of the shares on the first anniversary of the date of grant, and the balance in a series of 24 successive equal monthly installments thereafter. In addition, each individual who is serving as a non-employee director on the first trading day on or after August 15 of each year is automatically granted an option to purchase 10,000 shares of our common stock on such date. The shares subject to each such annual option vest in a series of 12 successive equal monthly installments measured from the date of grant. All stock options granted under the 2007 Directors Plan have a maximum term of ten years, and the exercise price of each option granted under the 2007 Directors Plan is equal to 100% of the fair market value of our common stock on the date of grant.

If a non-employee director’s service relationship with us, or any of our affiliates, whether as a non-employee director or subsequently as an employee, director or consultant of ours or an affiliate, ceases for any reason other than disability or death, or after any 12-month period following a change in control, the optionee may exercise any vested options for a period of three months following the cessation of service. If such an optionee’s service relationship with us, or any of our affiliates, ceases due to disability or death (or an optionee dies within a certain period following cessation of service), the optionee or a beneficiary may exercise the option for a period of 12 months in the event of disability, and 18 months in the event of death. If such an optionee’s service terminates within 12 months following a specified change in control transaction, the optionee may exercise the option for a period of 12 months following the effective date of such a transaction. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term.

In the event of certain significant corporate transactions, all outstanding options under the 2007 Directors Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such options, then (a) with respect to any such options that are held by optionees then performing services for us or our affiliates, the vesting and exercisability of such options will be accelerated in full and such options will be terminated if not exercised prior to the effective date of the corporate transaction and (b) all other outstanding options will terminate if not exercised prior to the effective date of the corporate transaction. Our Board of Directors may also provide that the holder of an outstanding option not assumed in the corporate transaction will surrender such option in exchange for a payment equal to the excess of (a) the value of the property that the optionee would have received upon exercise of the option, over (b) the exercise price otherwise payable in connection with the option. In addition, the vesting and exercisability of options held by non-employee directors who are either required to resign their position in connection with a specified change in control transaction or are removed from their position in connection with such a change in control will be accelerated in full.

Director Compensation Table

The following table sets forth certain information with respect to the compensation of all non-employee directors of Jazz Pharmaceuticals for the fiscal year ended December 31, 2008. Mr. Cozadd, our Chief Executive Officer and Chairman, and Dr. Saks, our former Chief Executive Officer and a former director, are not listed in the following table since they are, or were, employees of Jazz Pharmaceuticals and did not receive any additional compensation for serving on our Board of Directors or its committees. Effective April 3, 2009, Mr. Myers was appointed to the Board and does not receive any additional compensation for serving on our Board of Directors or its committees.

2008 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)(4)(8)	Total ($)
E. Alexander Albert(5)	30,000	—	30,000
Samuel D. Colella	30,000	59,744	89,744
Bryan C. Cressey	30,000	59,744	89,744
Michael W. Michelson	40,000	—	40,000
James C. Momtazee	35,000	—	35,000
Kenneth W. O’Keefe	45,000	59,744	104,744
Jaimin R. Patel(6)	—	—	0
Alan M. Sebulsky	30,000	131,493	161,493
James B. Tananbaum, M.D.(7)	30,000	59,744	89,744
Nathaniel M. Zilkha	30,000	—	30,000

(1)

Represents fees earned in 2008. Each director in the table above, other than Dr. Tananbaum and Messrs. Colella and Cressey for 2008, elected to defer his cash retainer fees pursuant to the Directors Deferred Compensation Plan. The number of shares credited to individual non-employee director phantom stock accounts under our Directors Deferred Compensation Plan as of December 31, 2008 was as follows: 3,826 shares for Mr. Albert; 5,102 shares for Mr. Michelson; 4,464 shares for Mr. Momtazee; 5,739 shares for Mr. O’Keefe; 3,826 shares for Mr. Sebulsky; and 3,826 shares for Mr. Zilkha. In connection with Mr. Patel’s resignation from the Board, the 2,843 shares then credited to Mr. Patel’s individual non-employee director phantom stock account were distributed to Mr. Patel in accordance with the terms of our Directors Deferred Compensation Plan.

(2)

The dollar amounts in this column represent the compensation cost for the year ended December 31, 2008 of stock option awards granted pursuant to our equity compensation plans and thus include amounts from outstanding stock option awards granted in and prior to 2008. These amounts have been calculated in accordance with SFAS No. 123R using Black-Scholes option-pricing model. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No stock options were forfeited by any of our directors during fiscal 2008. Assumptions used in the calculation of these amounts are included in the notes to Jazz Pharmaceuticals’ audited consolidated financial statements included in Jazz Pharmaceuticals’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2009. These amounts reflect Jazz Pharmaceuticals’ accounting expense for these awards and do not correspond to the actual value that may be recognized by our directors.

(3)

The aggregate number of shares subject to outstanding stock options held by the directors listed in the table above as of December 31, 2008 was as follows: 20,000 shares for each of Dr. Tananbaum and Messrs. Colella, Cressey and O’Keefe; and 46,536 shares for Mr. Sebulsky. Each of Messrs. Albert, Michelson, Momtazee, Patel and Zilkha declined any equity compensation for his service as a non-employee director in accordance with certain internal policies of Kohlberg Kravis Roberts & Co. L.P., with which each such director is or was either associated or affiliated.

(4)

The grant date fair value, as determined in accordance with SFAS No. 123R, of the stock option awards granted during the year ended December 31, 2008 for each of Dr. Tananbaum and Messrs. Colella, Cressey, O’Keefe and Sebulsky was $43,946.

(5)	Mr. Albert was elected to the Board in July 2008 following the resignation of Mr. Patel. Mr. Albert resigned from the Board in September 2009.

(6)	Mr. Patel resigned from the Board in July 2008.

(7)	Dr. Tananbaum’s cash retainer fees were paid to Prospect Management Co., II, LLC.

(8)

On September 30, 2009, the Board approved the grant of a stock option to Mr. Sebulsky to purchase 10,000 shares of our common stock, such grant to be effective on the first day of our next open trading window. The shares subject to the option vest in full one year after the date the Board approved the grant and will have an exercise price equal to the fair market value of the common stock on the first day of our next open trading window.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy and Procedures for Review of Related Party Transactions

In 2007, Jazz Pharmaceuticals adopted a Related Party Transaction Policy that sets forth Jazz Pharmaceuticals’ procedures for the identification, review, consideration and approval or ratification of “related-person transactions.” For purposes of Jazz Pharmaceuticals’ policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Jazz Pharmaceuticals and any “related person” are, were or will be participants in which the amount involves exceeds $120,000. Transactions involving compensation for services provided to Jazz Pharmaceuticals as an employee or director are not covered by this policy. A “related person” is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related-person transaction (including any transaction that was not a related-person transaction when originally consummated or any transaction that was not initially identified as a related-person transaction prior to consummation), our management must present information regarding the related-person transaction to our Audit Committee (or, if Audit Committee approval would be inappropriate, to another independent body of our Board of Directors) for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will, on an annual basis, collect information that our General Counsel deems reasonably necessary from each director, executive officer and (to the extent feasible) significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest to our General Counsel, or, if the employee is an executive officer, to our Board of Directors. In considering related-person transactions, our Audit Committee (or other independent body of our Board of Directors) will take into account the relevant available facts and circumstances including, but not limited to, the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated.

The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, our Audit Committee (or other independent body of our Board of Directors) must consider, in light of known circumstances, whether the transaction is, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee (or other independent body of our Board of Directors) determines in the good faith exercise of its discretion.

Certain Transactions With or Involving Related Persons

Sales of Securities

Registered Direct Offering. In July 2008, we sold an aggregate of 3,848,289 immediately separable units in a registered direct offering, or Registered Direct, to select investors, with each unit consisting of one share of our common stock and a warrant to purchase 0.45 of a share of common stock at a price per unit of $6.75625 for aggregate consideration of approximately $26.0 million. In the aggregate, we issued and sold 3,848,289 shares of our common stock and warrants to purchase up to an aggregate of 1,731,724 shares of our common stock pursuant to the terms of a placement agent agreement and the related subscription agreements. Each warrant has an exercise price of $7.37 per share. The investors in the Registered Direct included select institutional investors as well as certain of our existing stockholders, including KKR JP, LLC, KKR JP III LLC, Thoma Cressey Fund VII, L.P., Thoma Cressey Friends Fund VII, L.P., Beecken Petty O’Keefe L.P., Prospect Venture Partners II, L.P., Prospect Associates II, L.P., Versant Venture Capital II, L.P., Versant Side Fund II, L.P., and Versant Affiliates Fund II-A, L.P. Certain members of our Board of Directors are affiliated and/or associated with such existing stockholders.

As a result of the participation of related persons in the Registered Direct, such participation was reviewed and pre-approved in accordance with our Related Party Transaction Policy by a special committee of our Board of Directors comprised solely of independent directors who were not affiliated or associated with the investors in the Registered Direct.

July 2009 Private Placement. In July 2009, we sold an aggregate of 1,895,734 immediately separable units in a private placement, or the July 2009 Private Placement, to Longitude Venture Partners, L.P. and Longitude Capital Associates, L.P., entities affiliated with Longitude Capital Partners, LLC, or Longitude, with each unit consisting of one share of our common stock and a warrant to purchase 0.5 of a share of common stock at a price per unit of $3.6925 for aggregate consideration of approximately $7.0 million. In the aggregate, we issued and sold 1,895,734 shares of common stock and warrants to purchase up to an aggregate of 947,867 additional shares of common stock to the entities affiliated with Longitude pursuant to a securities purchase agreement. Each warrant has an exercise price of $4.00 per share. Mr. Enright is a Managing Member of Longitude.

Although the July 2009 Private Placement occurred after the adoption of our Related Party Transaction Policy, our Related Party Transaction Policy did not require that we obtain prior approval of this transaction by our Audit Committee (or other independent body of our Board of Directors) since at the time we entered into the securities purchase agreement pursuant to which the July 2009 Private Placement was effected, neither Mr. Enright nor Longitude were “related persons” within the meaning of our Related Party Transaction Policy. However, in accordance with our Related Party Transaction Policy, we submitted the July 2009 Private Placement to the Audit Committee for review and ratification at their first regularly-scheduled meeting following the transaction and the Audit Committee ratified the transaction in accordance with our Related Party Transaction Policy.

Senior Secured Notes and Related Warrants. In June 2005, Orphan Medical, Inc., or Orphan Medical, a wholly-owned subsidiary of Jazz Pharmaceuticals, issued senior secured notes in the aggregate principal amount of $80.0 million, or the Orphan Notes, with interest payable on the Orphan Notes at the rate of 15% per year, payable quarterly in arrears. We guaranteed the obligations of Orphan Medical to repay the Orphan Notes pursuant to a senior secured note and warrant purchase agreement we entered into with the purchasers of the Orphan Notes, and also issued warrants to purchase an aggregate of 785,728 shares of Series BB Preferred Stock having an exercise price of $20.36 per share. KKR Financial Holdings III, LLC, or KFN, an entity affiliated with Kohlberg Kravis Roberts & Co. L.P., and LB I Group, Inc., an entity affiliated with Lehman Brothers Holdings Inc., both of which were significant stockholders during 2008, purchased $25.0 million and $31.0 million principal amount of Orphan Notes, respectively, and warrants to purchase 245,540 and 304,469 shares of our common stock, respectively. With respect to KFN, the $25.0 million principal amount represented the largest aggregate amount of principal balance outstanding on the Orphan Notes to date. In March 2008, KFN sold $17.9 million in principal amount of notes and warrants to purchase 175,384 shares of common stock to LB I Group. With respect to LB I Group, $56.0 million principal amount represented the largest aggregate amount of principal balance outstanding on the Orphan Notes to date. For the period from January 1, 2008 to March 17, 2008, total interest payments under the Orphan Notes were $2.5 million, of which $0.2 million and $1.8 million was paid to KFN and LB I Group, respectively. The issuance of the Orphan Notes and related warrants were effected prior to the adoption of our Related Party Transaction Policy and were approved by our Board of Directors.

In March 2008, JPIC issued senior secured notes in the aggregate principal amount of $120.0 million, or the JPIC Notes, with interest payable on the JPIC Notes at the rate of 15% per year, payable quarterly in arrears commencing June 30, 2008. With respect to defaults, interest is payable at an annual default rate of 17%. We guaranteed the obligations of JPIC to repay the JPIC Notes pursuant to a senior secured note and warrant purchase agreement we entered into with the purchasers of the JPIC Notes. Of the $120.0 million in principal amount of JPIC Notes issued in March 2008, $80.0 million in principal amount of JPIC Notes were issued in exchange for the same principal amount of Orphan Notes and in connection therewith, the Orphan Notes were retired. With respect to KFN, KFN was issued $7.1 million in principal amount of JPIC Notes in exchanges for its Orphan Notes. LB I Group was issued $56.0 million in principal amount of JPIC Notes in exchanges for its Orphan Notes, and also purchased $33.5 million in principal amount of additional JPIC Notes. In connection with the purchase of additional JPIC Notes, LB I Group was issued a warrant to purchase 470,836 shares of our common stock having an exercise price of $14.23 per share. Together, the $89.5 million in aggregate principal amount of JPIC Notes issued to LB I Group represented the largest aggregate amount of principal balance outstanding to date held by LB I Group. In August 2008, JPIC paid certain holders of the senior secured notes $504,000 aggregate principal amount plus accrued interest as their pro rata share of the proceeds from the JPIC’s sale of its rights to Antizol and Antizol-Vet and the principal amount was reduced accordingly. Under the terms of the agreement with the senior secured note holders, JPIC is obligated to pay the holders of the senior secured notes the proceeds from any future sale of the JPIC’s rights to Xyrem, Luvox CR and JZP-6, if the holders so elect. Other than with respect to the August 2008 payment and the retiring of the Orphan Notes in March 2008, no principal payments have been made on either the Orphan Notes or the JPIC Notes. For the period from January 1, 2008 to October 1, 2009, total interest payments under the JPIC Notes and Orphan Notes were $28.9 million, of which $1.7 million and $21.6 million was paid to KFN and LB I Group, respectively. Although the issuance of the JPIC Notes and our entry into a senior secured note and warrant purchase agreement in connection therewith (and the issuance of warrants to purchase our common stock pursuant thereto) occurred after the adoption of our Related Party Transaction Policy, our Related Party Transaction Policy did not require that we obtain approval or ratification of this transaction by our Audit Committee (or other independent body of our Board of Directors) since at the time we entered into the transaction, LB I Group and each other of the purchasers of the new JPIC Notes were not “related persons” within the meaning of our Related Party Transaction Policy. Although KFN is affiliated with Kohlberg Kravis Roberts & Co. L.P., which is a “related person” within the meaning of our Related Party Transaction, KFN did not purchase any additional notes or warrants in the transaction, and KFN’s participation in the transaction was limited to exchanging its Orphan Note for the same principal amount of JPIC Notes. Our Board of Directors was, however, aware of KFN’s participation in the transaction when it approved the transaction.

Indemnification Agreements

We have entered into indemnity agreements with each of our directors, executive officers and vice presidents that require us to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding or alternative dispute resolution mechanism, inquiry hearing or investigation, whether threatened, pending or completed, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of us or any of our affiliated enterprises, provided that such person’s conduct did not constitute a breach of his or her duty of loyalty to us or our stockholders, and was not an act or omission not in good faith or which involved intentional misconduct or a knowing violation of laws. The indemnity agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. We believe that these agreements are necessary to attract and retain qualified persons as officers and directors of Jazz Pharmaceuticals. Our amended and restated indemnification agreement as described in more detail above in the section entitled “— Proposal 3” is the basis for Proposal 3. We also maintain directors’ and officers’ liability insurance.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for Notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or a single set of proxy materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are Jazz Pharmaceuticals stockholders will be “householding” Notices and our proxy materials. A single Notice or a single set of proxy materials, as applicable, may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice or set of proxy materials, as applicable, in the future you may: (1) notify your broker, (2) direct your written request to Jazz Pharmaceuticals, Inc., Attention: Investor Relations, at 3180 Porter Drive, Palo Alto, California 94304 or (3) contact Jazz Pharmaceuticals’ Investor Relations department at (650) 496-3777. Stockholders who currently receive multiple copies of Notices or proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, Jazz Pharmaceuticals will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of a Notice or set of proxy materials to a stockholder at a shared address to which a single Notice or set of proxy materials, as applicable, was delivered.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Carol A. Gamble
Senior Vice President, General Counsel and Corporate Secretary

October     , 2009

Jazz Pharmaceuticals will mail without charge, upon written request, a copy of Jazz Pharmaceuticals’ Annual Report on Form 10-K for the fiscal year ended December 31, 2008, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: Jazz Pharmaceuticals, Inc., Corporate Secretary, 3180 Porter Drive, Palo Alto, California 94304. The Annual Report on Form 10-K is also available at www.jazzpharmaceuticals.com.

Jazz PharmaceuticalsTM

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Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

1:00 a.m., Central Time, on December 15, 2009.

Vote by Internet

Log on to the Internet and go to

www.investorvote.com/JAZZ

Follow the steps outlined on the secured website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA,

US territories & Canada any time on a touch tone

telephone. There is NO CHARGE to you for the call.

Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card 123456 C0123456789 12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proposals — The Board of Directors recommends a vote FOR all the nominees listed below, FOR Proposal 2 and FOR Proposal 3.

1. To elect the three nominees for director named below to hold office until the 2012 Annual Meeting of Stockholders.

01 - Samuel D. Colella 02 - James C. Momtazee 03 - Robert M. Myers

Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees

Mark here to withhold a vote for any nominee(s) and write the name of the nominee(s) below.

For Against Abstain

2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as Jazz Pharmaceuticals, Inc’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

For Against Abstain

3. To approve the amended and restated form of indemnification agreement for Jazz Pharmaceuticals, Inc’s directors and officers and to ratify the indemnification agreements previously entered into by Jazz Pharmaceuticals, Inc. with its directors and officers in accordance with such form.

Non-Voting Items

Change of Address — Please print new address below.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Jazz PharmaceuticalsTM

Proxy — JAZZ PHARMACEUTICALS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 15, 2009.

The undersigned hereby appoints Bruce C. Cozadd and Carol A. Gamble, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Jazz Pharmaceuticals, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s principal executive offices located at 3180 Porter Drive, Palo Alto, California 94304, on Tuesday, December 15, 2009 at 9:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR EACH OF PROPOSAL 2 AND PROPOSAL 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on December 15, 2009 at 9:00 a.m. local time at the Company’s offices located at 3180 Porter Drive, Palo Alto, California 94304.

The proxy statement and annual report to stockholders are available at www.             .

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